Exhibit 10.01
SECOND AMENDMENT TO LOAN AGREEMENT
This SECOND AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is dated effective as of June 24, 2025 (the “Second Amendment Effective Date”), by and among HARTE HANKS, INC., a Delaware corporation (the “Borrower”), the other Loan Parties hereto and TEXAS CAPITAL BANK (the “Lender”).
RECITALS:
WHEREAS, the Loan Parties are party to that certain Loan Agreement dated as of December 21, 2021 (as amended, supplemented or otherwise modified prior to the date hereof, the “Loan Agreement”), by and among the Borrower, the other Loan Parties from time to time a party thereto and the Lender.
WHEREAS, the Borrower has requested that the Lender agree to amend certain terms and provisions of the Loan Agreement as more particularly described in this Amendment, with such amended terms and provisions being effective as of the Second Amendment Effective Date.
WHEREAS, subject to and upon the terms and conditions contained herein, the Lender has agreed to Borrower’s requests as set forth herein.
NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Defined Terms. Each capitalized term which is defined in the Loan Agreement, but which is not defined in this Amendment, shall have the meaning ascribed such term in the Loan Agreement, as amended hereby. Unless otherwise indicated, all section references in this Amendment refer to the Loan Agreement.
SECTION 2. Amendments to the Loan Agreement. In reliance upon the representations, warranties, covenants and conditions contained in this Amendment, and subject to the terms, and satisfaction of the conditions precedent set forth in Section 3 hereof, effective as of the Second Amendment Effective Date, the Loan Agreement (other than the signature pages, Annexes and Schedules thereto) is hereby amended (a) to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (b) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Loan Agreement attached as Annex A hereto:
SECTION 3. Conditions Precedent to Amendment. This Amendment will be effective as of the Second Amendment Effective Date on the condition that the following conditions precedent will have been satisfied:
3.1 Counterparts. The Lender shall have received counterparts of this Amendment duly executed by each of the Loan Parties and the Lender.
3.2 Officer’s Certificate. The Lender shall have received a certificate of a responsible officer of Borrower and each other Loan Party setting forth and/or attaching thereto

Exhibit 10.01
(a) resolutions of the members, board of directors or other appropriate governing body with respect to the authorization of each such Loan Party to execute and deliver this Amendment and to enter into the transactions contemplated in those documents, (b) the officers of each such Loan Party who are authorized to sign the Security Instruments to which such Loan Party is a party and who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Loan Agreement, and the transactions contemplated thereby and specimen signatures of such authorized officers (or, as applicable, certifying that there have been no changes to the authorized officer names and titles from the versions delivered to the Lender on December 29, 2023) and (c) the Constituent Documents of each such Loan Party, certified as being true and complete (or, as applicable, certifying that there have been no changes to such documents from the versions delivered to the Lender on December 29, 2023).
3.3 Good Standing Certificates. The Lender shall have received a certificate of the appropriate government officials of the state of incorporation or organization of each Loan Party as to the existence and good standing of such Loan Party dated as of a recent date hereof.
3.4 Opinions of Counsel. On or before the Second Amendment Effective Date, the Lender shall have received from counsel for Borrower and each other Loan Party favorable written opinions in form and substance reasonably satisfactory to the Lender and its counsel (which opinions substantially similar to those written opinions delivered to the Lender in connection with the First Amendment being deemed as reasonably satisfactory to Lender and its counsel), including local counsel opinions from counsel in the State of Florida, Delaware, New York and the Commonwealth of Massachusetts.
3.5 Closing Certificate. The Lender shall have received a certificate of a responsible officer of the Borrower certifying (which statements shall constitute a representation and warranty made by the Loan Parties to the Lenders hereunder on the Second Amendment Effective Date) that, as of the Second Amendment Effective Date, (a) each representation and warranty of each Loan Party contained in the Loan Agreement and the other Security Instruments to which it is a party is true and correct in all material respects as of the date hereof and after giving effect to the amendments set forth in Section 2 hereof except (i) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to a Material Adverse Effect, such representation and warranty (as so qualified) shall continue to be true and correct in all respects and (b) no Default or Event of Default has occurred and is continuing as of the date hereof.
3.6 Lien Searches. The Lender shall have received the results of bring down UCC, tax lien and judgment lien searches showing all financing statements and other documents or instruments on file against each Loan Party in the appropriate filing offices, such searches to be as of a recent date reasonably satisfactory to the Lender .
3.7 Absence of Defaults. No Default or Event of Default shall exist.
3.8 Liquidity. On the Second Amendment Effective Date and immediately

Exhibit 10.01
after giving effect to the transactions contemplated by this Amendment (including any Revolving Advance or issuance, amendment, extension or renewal of a Letter of Credit), Availability plus unrestricted cash of the Borrower and its Subsidiaries shall be in an amount no less than $7,500,000.
3.9 Extension Fee. The Lender shall have received an extension fee in an amount equal to $62,500, which fee shall be fully earned and due and payable in full in cash on the Second Amendment Effective Date.
3.10 Other Documents. The Lender shall have received such other documents as the Lender or counsel to the Lender may reasonably request.
SECTION 4. Ratification and Affirmation of the Loan Parties. Each of the Loan Parties hereby expressly (a) acknowledges the terms of this Amendment, (b) ratifies and affirms its obligations under the Security Instruments to which it is a party, (c) acknowledges, renews and extends its continued liability under the Security Instruments to which it is a party, (d) agrees with respect to each Loan Party that is a Guarantor, that its guarantee under the Guaranty Agreement remains in full force and effect with respect to the Indebtedness as amended hereby, (e) represents and warrants to the Lender that each representation and warranty of such Loan Party contained in the Loan Agreement and the other Security Instruments to which it is a party is true and correct in all material respects as of the date hereof and after giving effect to the amendments set forth in Section 2 hereof except (i) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to a Material Adverse Effect, such representation and warranty (as so qualified) shall continue to be true and correct in all respects, (f) represents and warrants to the Lender that the execution, delivery and performance by such Loan Party of this Amendment are within such Loan Party’s corporate, limited partnership or limited liability company powers (as applicable), have been duly authorized by all necessary action and that this Amendment constitutes the valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (g) represents and warrants to the Lender that, after giving effect to this Amendment, no Default or Event of Default exists.
SECTION 5. Confirmation and Effect. The provisions of the Loan Agreement (as amended by this Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Amendment, and this Amendment shall not constitute a waiver of any provision of the Loan Agreement or any other Security Instrument. Each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Loan Agreement as amended hereby, and each reference to the Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby.

Exhibit 10.01
SECTION 6. Expenses. The Borrower agrees to pay or reimburse the Lender for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Lender.
SECTION 7. No Implied Waivers. No failure or delay on the part of the Lender or any Lender in exercising, and no course of dealing with respect to, any right, power or privilege under this Amendment, the Loan Agreement or any other Security Instrument shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Amendment, the Loan Agreement or any other Security Instrument preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
SECTION 8. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 9. Governing Law. This Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 10. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
SECTION 11. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Amendment by fax or electronic transmission (e.g. “.pdf”) shall be effective as delivery of a manually executed original counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include Electronic Signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 12. No Oral Agreement. This written Amendment, the Loan Agreement and the other Security Instrument executed in connection herewith and therewith represent the final agreement between the parties hereto or thereto and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties that modify the agreements of the parties in the Loan Agreement and the other Security Instruments.

Exhibit 10.01
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Exhibit 10.01
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.
BORROWER:

HARTE HANKS, INC.,
a Delaware corporation
By: /s/ David Garrison
Name: David Garrison
Title: Chief Financial Officer and
Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO LOAN AGREEMENT -
HARTE HANKS, INC.]

Exhibit 10.01
GUARANTORS:
HARTE-HANKS DIRECT, INC.,
a New York corporation

By: /s/ David Garrison
Name: David Garrison
Title: Vice President and Treasurer

HARTE-HANKS LOGISTICS, LLC,
a Florida limited liability company

By: /s/ David Garrison
Name: David Garrison
Title: Vice President and Treasurer

HARTE-HANKS RESPONSE
MANAGEMENT/AUSTIN, INC.,
a Delaware corporation

By: /s/ David Garrison
Name: David Garrison
Title: Vice President and Treasurer

HARTE-HANKS RESPONSE
MANAGEMENT/BOSTON, INC.,
a Massachusetts corporation

By: /s/ David Garrison
Name: David Garrison
Title: Vice President and Treasurer

HARTE-HANKS STS, INC.,
a Delaware corporation

By: /s/ David Garrison
Name: David Garrison
Title: Vice President and Treasurer

[SIGNATURE PAGE TO SECOND AMENDMENT TO LOAN AGREEMENT -
HARTE HANKS, INC.]

Exhibit 10.01
LENDER:

TEXAS CAPITAL BANK

By: /s/ Michael Yates
Name: Michael Yates
Title: Assistant Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO LOAN AGREEMENT -
HARTE HANKS, INC.]

Exhibit 10.01
ANNEX A
Amended Loan Agreement (as of Second Amendment Effective Date)
[Attached]

Exhibit 10.01
ANNEX A TO SECOND AMENDMENT TO LOAN AGREEMENT

LOAN AGREEMENT

by and among
HARTE HANKS, INC.,
as Borrower,

CERTAIN SUBSIDIARIES FROM TIME TO TIME PARTY HERETO,
as Guarantors,

and
TEXAS CAPITAL BANK,
as Lender

dated as of December 21, 2021

Exhibit 10.01
LOAN AGREEMENT
THIS LOAN AGREEMENT (as amended, modified, or restated from time to time, this “Agreement”) is made and entered into as of December 21, 2021 (the “Closing Date”), by and among HARTE HANKS, INC., a Delaware corporation (“Borrower”), the Guarantors from time to time party hereto, and TEXAS CAPITAL BANK, with offices at 2000 McKinney Avenue, Suite 700, Dallas (Dallas County), TX 75201 (including its successors and permitted assigns, “Lender”):
WITNESSETH:
For and in consideration of the mutual covenants and agreements herein contained and of the loans and commitment hereinafter referred to, the Loan Parties and Lender agree as follows:
ARTICLE I
GENERAL TERMS
Section 1.01 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:
“Account Agings” shall have the meaning assigned to such term in Section 4.01(d).
“Accounts Advance Amount” shall mean at any time an amount equal to the sum of (a) the product of (i) all Eligible Accounts owing by Investment Grade Account Debtors times (ii) ninety percent (90%) plus (b) the product of (i) all Eligible Accounts owing by Non-Investment Grade Account Debtors times (ii) eighty-five percent (85%).
“Acquisition” means the acquisition by any Person of (a) a majority of the Stock of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a business unit or line of business of another Person, in each case (i) whether or not involving a merger or consolidation with such other Person and (ii) whether in one (1) transaction or a series of related transactions.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than 0.00%, then Adjusted Term SOFR shall be deemed to be 0.00%.
“Advance Request Form” means a certificate, in a form approved by Lender, properly completed and signed by a responsible officer of Borrower requesting a Revolving Advance.
“Affiliate” shall mean any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise. Without limiting the generality of the foregoing, for purposes of this Agreement, Borrower, each Guarantor, if any, and each of Borrower’s Subsidiaries, if any, shall be deemed to be Affiliates of one another.
“Affiliated Debt” has the meaning assigned to such term in Section 9.05.

Exhibit 10.01

“Anti-Corruption Laws” shall mean all state or federal laws, rules, and regulations applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including the FCPA.
“Applicable Bankruptcy Law” shall have the meaning assigned to such term in Section 6.01(f). “Applicable Margin” shall mean, for any day, the rate per annum equal to 2.25%.
“Applicable Rate” means the Adjusted Term SOFR plus the Applicable Margin.
“Asset Disposition” shall mean the sale, lease, assignment, disposition or other transfer for value by any Loan Party to any Person (other than a Loan Party) of any Property (including, the loss, destruction or damage of any thereof or any actual condemnation, confiscation, requisition, seizure or taking thereof), other than the sale or lease of Inventory in the ordinary course of business.
“Availability” shall mean, as of any date of determination, an amount equal to (a) the Borrowing Base in effect on such date minus (b) the Revolving Credit Exposure.
~~“Availability Limitation” means an amount equal to (a) at any time during the Availability~~  Limitation Period, $5,000,000, and (b) at any time after the expiration of the Availability Limitation ~~Period, $0.00.~~
~~“Availability Limitation Period” means the period commencing on the Closing Date until the~~  Fixed Charge Coverage Ratio as of the last day of any calendar month thereafter is greater than or equal to 1.00 to 1.00 as evidenced by a compliance certificate setting forth the information and certifying as to the matters set forth in Section 4.01(h) (with reasonably detailed calculations of the applicable Fixed ~~Charge Coverage Ratio thereof).~~
“Availability Reserves” shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in its Permitted Discretion: (a) to reflect events, conditions, contingencies or risks which would reasonably be expected to materially adversely affect either (i) the Collateral or any other Property which is security for the Indebtedness, (ii) the assets or business of Borrower and its Subsidiaries, or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof), (b) to reflect the impact from any collateral report or financial information furnished by or on behalf of Borrower to Lender that is incomplete, inaccurate or misleading in any material respect, (c) in respect of Bank Products and Swap Agreements and (d) in respect of any Default or an Event of Default; provided that, (i) the Lender may not implement reserves that are duplicative of any other factor then in existence pursuant to the criteria contained in the definition of “Eligible Accounts” and (ii) the amount of the Availability Reserve established by Lender shall have a reasonable relationship to the event, condition or other matter that is the basis for the Availability Reserve.
“Bank Products” shall mean any of the following bank services: (a) commercial credit cards, (b) stored value cards, and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

Exhibit 10.01
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“BHC Act Affiliate” shall mean, as to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.
“Blocked Accounts” shall have the meaning assigned to such term in Section 2.11.
“Board of Governors” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
“Borrowing Base” shall mean, at any time, an amount not to exceed the lesser of: (a) the sum of (i) the Maximum Revolving Facility minus (ii) any Availability Reserves, and (b) the sum of (i) the Accounts Advance Amount determined as of the date the Borrowing Base is calculated minus (ii) ~~the  Availability Limitation minus (iii)~~ any Availability Reserves.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Dallas, Texas; provided that, in addition to the foregoing, in relation to Revolving Advances referencing Adjusted Term SOFR and any interest rate settings, fundings, disbursements, settlements or payments of any such Revolving Advances referencing Adjusted Term SOFR or any other dealings of such Revolving Advances referencing Adjusted Term SOFR, any such day shall only be a “Business Day” if such day is also a U.S. Government Securities Business Day. Unless otherwise provided, the term “days” when used herein means calendar days.
“Cash Interest Expense” shall mean, for any Person for any period, total interest expense in respect of all outstanding Debt actually paid or that is payable by such Person during such period, including, without limitation, all commissions, discounts, and other fees and charges with respect to letters of credit and all net costs under Hedge Agreements in respect of interest rates to the extent such costs are allocable to such period, but excluding interest expense not payable in cash, all as determined in accordance with GAAP.
“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“CFC Holdco” shall mean any Domestic Subsidiary that has no material assets (held directly or indirectly) other than the Stock or Indebtedness of one or more CFCs or CFC Holdcos.
“Change of Control” shall mean an event or series of events by which:
(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the Stock of Borrower entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

Exhibit 10.01
(b)during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“Closing Fee” shall have the meaning assigned to such term in Section 2.14.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Collateral” shall have the meaning set forth in that certain Pledge and Security Agreement dated as of the Closing Date (as the same may be amended, modified or restated from time to time, the “Security Agreement”), by and among Borrower, the other Loan Parties from time to time party thereto, and Lender.
“Collateral Access Agreement” shall mean a landlord waiver, mortgagee waiver, bailee letter or similar acknowledgment of any lessor, warehouseman, processor or other person in possession of any Collateral or on whose Property any Collateral is located, in form and substance reasonably satisfactory to Lender.
“Commitment” shall mean the obligation of Lender to make revolving credit loans to Borrower under Section 2.01(a) hereof, up to the maximum amount therein stated.
“Commodity Account Control Agreement” shall have the meaning assigned to such term in the Security Agreement.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with Term SOFR or any Successor Rate, as applicable, any technical, administrative or operational changes (including changes to the definitions of “Business Day”, “Interest Period” (or any similar or analogous definition), “U.S. Government Securities Business Day”, or the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Lender decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of any such rate exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Security Instruments).
“Consolidated Total Assets” shall mean, as of any date of determination, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date.

Exhibit 10.01
“Constituent Documents” shall mean (a) in the case of a corporation, its articles or certificate of incorporation and bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership, its certificate of limited partnership or certificate of formation, as applicable, and partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its articles of organization, operating agreement, regulations and/or other organizational and governance documents and agreements; and (g) in the case of any other entity, its organizational and governance documents and agreements.
“Control Agreements” shall mean, collectively, the Commodity Account Control Agreements, the Deposit Account Control Agreements and the Securities Account Control Agreements, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Covered Entity” shall mean any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” shall have the meaning assigned to such term in Section 8.26.
“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Lender in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if Lender decides that any such convention is not administratively feasible for Lender, then Lender may establish another convention in its reasonable discretion.
“Debt” shall mean, with respect to any Person, and without duplication: (a) all borrowed money of such Person, whether or not evidenced by bonds, debentures, notes or similar instruments; (b) all obligations of such Person as lessee under capital leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP; (c) all obligations of such Person to pay the deferred purchase price of Property or services (excluding trade accounts payable in the ordinary course of business); (d) all indebtedness secured by a Lien on the Property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that the amount of such indebtedness shall be the lesser of the principal amount of such indebtedness secured and the fair market value of such Property; (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person; (f) all swap, hedging and like obligations of such Person; (g) all contingent liabilities of such Person; and (h) any Stock or other equity instrument, whether or not mandatorily redeemable, that under GAAP is characterized as debt, whether pursuant to Financial Accounting Standards Board Issuance No. 150 or otherwise.
“Debtor Relief Laws” shall mean Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, or similar laws affecting the rights of creditors.
“Default” shall mean the occurrence of any of the events specified in Section 6.01 hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

Exhibit 10.01
“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Deposit Account Control Agreement” shall have the meaning assigned to such term in the Security Agreement.
“Distribution” by any Person shall mean (a) with respect to any Stock issued by such Person, the retirement, redemption, purchase or other acquisition for value of any such Stock, (b) the declaration or payment of any dividend or other distribution on or with respect to such Stock, (c) any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any capital stock or other Stock or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof) and (d) any payment of management, advisory or similar fees to any holders of Stock of such Person or its Affiliates.
“Domestic Subsidiary” shall mean any Subsidiary incorporated or organized under the laws of the U.S., any state thereof or the District of Columbia.
“Drawdown Termination Date” shall mean the earlier of June 30, ~~2025~~2028, ~~and~~or the date the Indebtedness is accelerated pursuant to the provisions of this Agreement and the other Security Instruments.
“DTPA” shall mean the Texas Deceptive Trade Practices Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code.
“EBITDA” shall mean, for any Person for any period of determination, an amount equal to: (a) Net Income plus (b) the sum of the following to the extent deducted from Net Income: (i) interest expense; (ii) income taxes; (iii) depreciation; (iv) amortization; (v) non-cash Stock based compensation; (vi) accounting pension expense and non-cash expenses relating to employee benefit plans; and (vii) non-cash restructuring charges and related charges actually incurred prior to December 31, 2021.
“Electronic Record” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.
“Electronic Signature” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.
“Eligible Accounts” shall mean at any time all accounts receivable of the Loan Parties for goods sold or leased or services rendered, in which Lender has a perfected, first-priority Lien or security interest, after deducting:
(a)the amount of all accounts receivable unpaid for the earlier of (i) in the case of accounts receivable owing by Investment Grade Account Debtors (other than Abbott Laboratories and Unilever), (A) sixty (60) days or more after the original due date therefor or (B) one hundred twenty (120) days or more after the date of the original invoice, (ii) in the case of accounts receivable owing by Non-Investment Grade Account Debtors (other than Abbott Laboratories and Unilever), (A) sixty (60) days or more after the original due date therefor or (B) ninety (90) days or more after the date of the original invoice and (iii) solely in the case of accounts receivable owing by Abbott Laboratories and Unilever, (A) sixty (60) days or more after the original due date therefor or (B) one hundred twenty (120) days or more after the date of the original invoice;

Exhibit 10.01
(b)all such accounts for which fifty percent (50%) or more of the outstanding aggregate balance owed by any account debtor is unpaid for (A) in the case of accounts receivable owing by Investment Grade Account Debtors (other than Abbott Laboratories and Unilever), one hundred twenty (120) days or more from the date of the original invoice, (B) in the case of accounts receivable owing by Non-Investment Grade Account Debtors (other than Abbott Laboratories and Unilever), ninety (90) days or more from the date of the original invoice or (C) in the case of accounts receivable owing by Abbott Laboratories and Unilever, one hundred twenty (120) days or more from the date of the original invoice;
(c)the amount owed by any account debtor that exceeds twenty percent (20%) (or thirty percent (30%) solely in the case of amounts owed by Home Box Office, Inc. and its Affiliates) of all Eligible Accounts of the Loan Parties;
(d)all contra-accounts, setoffs, defenses or counterclaims asserted by or available to the Persons obligated on such accounts;
(e)accounts receivable of the United States or any agency or department thereof for which Borrower has not complied with the Federal Assignment of Claims Act;
(f)all accounts owed by account debtors which are bill and hold, pre-bill, “short” pay, customer deposit, credit card, cash-on-delivery, percent completion or progress billing; provided that in the case of progress billing, such deduction will be limited to the amount set forth in the general ledger of the Loan Parties as “deferred income”;
(g)all accounts arising from bonded jobs or brokered accounts;
(h)all accounts owing by officers or employees of Borrower or by Subsidiaries or by any other Person in which Borrower or any holder of Stock in Borrower may have an equity interest;
(i)all accounts owing by individuals;
(j)the amount of all discounts, allowances, rebates, retainage, credits and adjustments to such accounts; provided that in the case of rebates, such deduction will be limited to the amount set forth in the general ledger of the Loan Parties as “customer rebate liability”;
(k)all accounts owed by an account debtor that is organized or has its principal offices or assets outside the United States or Canada, unless payment of such account is secured by an irrevocable letter of credit, in form and substance satisfactory to Lender and issued by a financial institution acceptable to Lender, in each case in Lender’s sole discretion, payable in Dollars in the full face amount of such account, and Lender has control (as defined by Section 9.107 of the UCC) of all letter of credit rights associated with such letter of credit;
(l)all accounts owed by account debtors which are insolvent or in any bankruptcy proceeding which Lender, in its sole discretion, deems not acceptable;
(m)all accounts which are evidenced by any promissory note, chattel paper or instrument; and
(n)all accounts which are owed by a Sanctioned Person.
Eligible Accounts shall not include any account which Lender deems, in its Permitted Discretion, to be ineligible (it being acknowledged and agreed that such ineligibility shall only take effect upon three (3) Business Days prior written notice (which can be via email) to Borrower; provided that such

Exhibit 10.01
notice shall include reasonably detailed description of such ineligibility, during which period Lender shall (i) if requested, discuss any such ineligibility with Borrower and (ii) Borrower may, to the extent curable, take such action as may be required so that the event, condition or matter that is the basis for such ineligibility shall no longer exist, in each case, in a manner and to the extent satisfactory to Lender in its Permitted Discretion).
“Environmental Laws” shall mean all federal, state and local laws, rules, regulations, ordinances, permits, legally binding guidances, orders and consent decrees relating to health, safety or environmental matters.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended. “Event of Default” shall mean the occurrence of any of the events specified in Section 6.01 hereof, provided that any requirement for notice or lapse of time or any other condition precedent has been satisfied.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Accounts” shall mean any commodity account, deposit account or securities account (a) established solely as a payroll account and other zero-balance disbursement accounts, (b) held exclusively in a fiduciary capacity and established in connection with employee benefit plans in the ordinary course of business or pursuant to applicable legal requirements, (c) held in trust or as an escrow or fiduciary for another Person which is not a Loan Party in the ordinary course of business, or (d) with a balance in each such account individually not exceeding $100,000 at any time and the aggregate balance of all such accounts not exceeding $500,000.
“Excluded Subsidiary” shall mean any (a) Immaterial Subsidiary, (b) any Foreign Subsidiary, (c) any CFC Holdco, and (d) any Domestic Subsidiary that is a direct or indirect Subsidiary of (i) a Foreign Subsidiary that is a CFC or (ii) a CFC Holdco.
“Excluded Swap Obligation” shall mean, with respect to any Loan Party individually determined on a Loan Party by Loan Party basis, any Indebtedness in respect of any Swap Agreement if, and solely to the extent that, all or a portion of the guarantee by such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Indebtedness in respect of any Swap Agreement (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guarantee or grant of a security interest becomes effective with respect to such related Indebtedness in respect of any Swap Agreement. If any Indebtedness in respect of any Swap Agreement arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Indebtedness in respect of any Swap Agreement that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
“Existing Letters of Credit” shall mean the letters of credit listed on Annex I. “FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended.
“Federal Funds Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as

Exhibit 10.01
published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Lender on such day on such transactions as determined by the Lender. If the Federal Funds Rate is less than zero, it shall be deemed to be zero for purposes of this Agreement.
“Financial Covenant Testing Period” shall mean the period (a) commencing on any day that (i) an Event of Default occurs or (ii) Availability is less than the greater of (A) $3,750,000 and (B) 15% of the Borrowing Base then in effect; and (b) continuing until the date upon which both, during each of the preceding forty-five (45) consecutive days, (i) no Event of Default has occurred or is continuing and (ii) Availability has been more than the greater of (A) $3,750,000 and (B) 15% of the Borrowing Base then in effect.
“Financial Statements” shall mean the consolidated and consolidating financial statement or statements of Borrower and its Subsidiaries, if any, of the type delivered under Section 3.06, Section 4.01(a) and Section 4.01(b) hereof.
“First Amendment” shall mean that certain First Amendment to Loan Agreement, dated as of December 29, 2023, by and between the Borrower, the other Loan Parties party thereto and the Lender.
“First Amendment Effective Date” shall mean December 29, 2023.
“Fixed Charge Coverage Ratio” shall mean, for any period, the ratio of (a)(i) EBITDA of Borrower and its Subsidiaries minus (ii) Unfinanced Capital Expenditures and cash tax expenses during such period, to (b) Fixed Charges of the Borrower and its Subsidiaries during such period. Unless otherwise indicated, the Fixed Charge Coverage Ratio shall be measured for the twelve (12) calendar month period ending on or most recently ended prior to the applicable date (or with respect to the calculation thereof pursuant to Section 5.13, the twelve (12) calendar month period ending on the applicable date).
“Fixed Charges” shall mean, for any period and for any Person, the sum of (a) all regularly scheduled principal payments during such period of Debt of such Person (other than scheduled payments of principal on Debt which pay such Debt in full, but only to the extent such final payment is greater than the scheduled principal payment immediately preceding such final payment), (b) all Cash Interest Expense that are paid or payable during such period in respect of all Debt of such Person, (c) Net Pension Payments during such period and (d) cash Distributions during such period.
“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary. “Fraudulent Transfer Laws” shall have the meaning assigned to such term in Section 9.13.
“GAAP” shall mean Generally Accepted Accounting Principles in effect in the United States applied on a consistent basis.
“Governmental Authority” shall mean the government of the United States or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, tribal body or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any

Exhibit 10.01
supra-national bodies such as the European Union or the European Central Bank), and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Guarantors” shall mean (individually and collectively) any Domestic Subsidiary of the Borrower and each other Person that at any time guarantees the payment or performance of the Indebtedness. As of the Closing Date, the Guarantors are Harte-Hanks Direct, Inc., a New York corporation, Harte-Hanks Logistics, LLC, a Florida limited liability company, Harte-Hanks Response Management/Austin, Inc., a Delaware corporation, Harte-Hanks Response Management/Boston, Inc., a Massachusetts corporation, and Harte-Hanks STS, Inc., a Delaware corporation. For the avoidance of doubt, Excluded Subsidiaries shall not constitute Guarantors.
“Guaranty Agreement” shall mean, collectively, (a) the guaranty agreement set forth in Article IX of this Agreement and (b) any other guaranty agreements executed by Guarantors in favor of Lender (in each case, as the same may be amended, modified, supplemented or restated from time to time).
“Immaterial Subsidiary” shall mean, as of the Closing Date, each of Harte Hanks Data Services LLC, Harte-Hanks Strategic Marketing, Inc., Sales Support Services, Inc., Harte-Hanks Direct Marketing/Kansas City, LLC, Harte-Hanks Direct Marketing/Baltimore, Inc., Harte-Hanks Direct Marketing/Cincinnati, Inc., Harte-Hanks Direct Marketing/Dallas, Inc., Harte-Hanks Direct Marketing/Fullerton, Inc., a California corporation, Harte-Hanks Direct Marketing/Jacksonville LLC, NSO, Inc., Harte-Hanks Market Intelligence Espana LLC, Harte-Hanks Print, Inc., Harte-Hanks Florida, Inc., Harte-Hanks Shoppers, Inc., Southern Comprint Co. and HHMIX SAS; provided that, after the Closing Date, such Subsidiaries shall only constitute Immaterial Subsidiaries so long as (i) the Consolidated Total Assets (as so determined) of all Immaterial Subsidiaries does not exceed 10% of the Consolidated Total Assets of Borrower and its Subsidiaries as of the most recently ended period of twelve months for which financial statements are available and (ii) with respect to each Immaterial Subsidiary, the total assets (as so determined) of such Immaterial Subsidiary does not exceed 2.5% of the Consolidated Total Assets of Borrower and its Subsidiaries as of the most recently ended period of twelve months for which financial statements are available.
“Indebtedness” shall mean any and all amounts owing or to be owing by Borrower to Lender in connection with the Notes, any Letter of Credit, the Security Instruments and this Agreement, from time to time existing, including, without limitation, the guaranties of indebtedness hereunder, and all amounts owing or to be owing by Borrower to any affiliate of Lender with respect to any Bank Product or Swap Agreement.
“Indemnified Party” shall have the meaning assigned to such term in Section 8.17.
“Interest Payment Date” shall mean, (a) in respect of each Term SOFR Advance, the first Business Day of each calendar month during the term of this Agreement, upon prepayment of such Term SOFR Advance and the Drawdown Termination Date and (b) in respect of each Successor Rate Advance outstanding pursuant to Section 2.16, the first Business Day of each calendar month during the term of this Agreement, upon prepayment of such Successor Rate Advance and the Drawdown Termination Date.
“Interest Period” shall mean with respect to any Term SOFR Advance, the period commencing on the date such Revolving Advance becomes a Term SOFR Advance (whether by the making of a

Exhibit 10.01
Revolving Advance or its continuation or conversion) and ending on the numerically corresponding day in the calendar month that is one (1) month thereafter (subject to the availability of Term SOFR for such period); provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.
“Inventory” shall mean any goods held by Borrower for sale in the ordinary course of Borrower’s business which includes goods purchased for resale.
“Investment Grade Account Debtor” shall mean, any account debtor whose securities are rated BBB- (or then equivalent grade) or higher by S&P or Baa3 (or then equivalent grade) or higher by Moody’s, or whose credit rating or credit quality has the characteristics of an Investment Grade Account Debtor as determined by Lender in its sole discretion.
“LC Disbursement” shall mean any payment made by the Lender pursuant to a Letter of Credit. “LC Exposure” shall mean, as of any date of determination, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements relating to Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time.
“Lease” shall have the meaning assigned to such term in Section 3.19.
“Lender’s Counsel” shall have the meaning assigned to such term in Section 8.23.
“Letter of Credit” shall mean (a) any standby or commercial letter of credit issued or arranged by Lender for the account of Borrower in accordance with the terms of this Agreement and Lender’s or the issuer’s applications and agreements for letters of credit and (b) any Existing Letters of Credit.
“Lien” shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest or lien arising from a mortgage, security agreement, deed of trust, assignment, collateral mortgage, chattel mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment, bailment for security purposes or certificate of title lien. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, Borrower or any Loan Party shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.
“Loan Party” shall mean Borrower and each Guarantor.
“Material Adverse Effect” shall mean any act, event, condition, or circumstance which could reasonably be expected to materially and adversely affect (a) the operations, business, Properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Loan Parties and their Subsidiaries, taken as a whole; (b) the ability of any Loan Party to perform its obligations under any

Exhibit 10.01
Security Instrument to which it is a party; (c) the legality, validity, binding effect or enforceability against any Loan Party of any Security Instrument to which it is a party; or (d) the rights, remedies and benefits available to, or conferred upon, Lender or any Secured Party under any Security Instrument.
“Maximum Nonusurious Interest Rate” shall mean the maximum nonusurious interest rate allowable under applicable United States federal law, under the laws of the State of New York and any other law applicable to Lender as presently in effect and, to the extent allowed by such laws, as such laws may be amended from time to time to increase such rate.
“Maximum Revolving Facility” shall mean $25,000,000, subject to any increases pursuant to Section 2.17.
“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto that is a nationally-recognized rating agency.
“Net Cash Proceeds” shall mean:
(a)with respect to any Asset Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Loan Party pursuant to such Asset Disposition net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Borrower to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the Property subject to such Asset Disposition;
(b)with respect to any issuance of Stock, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriters’ commissions); and
(c)with respect to any issuance of Debt securities, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct costs of such issuance (including up-front, underwriters’ and placement fees).
“Net Income” shall mean, for any period, a Person’s before-tax net income for such period, decreased by the sum of any extraordinary, non-operating or non-cash income recorded by such Person during such period, all as determined in accordance with GAAP.
“Net Pension Payments” shall mean, for any Person for any period, an amount equal to (a) the total cash pension payments made under the Plan constituting the “restoration pension plan” plus (b) the total cash pension contributions made to any qualified pension plan.
“Non-Investment Grade Account Debtor” shall mean any account debtor which is not an Investment Grade Account Debtor.
“Notes” shall mean (whether one or more) each of the Revolving Credit Note and any other promissory note executed by Borrower and payable to Lender.
“Operating Accounts” shall have the meaning assigned to such term in Section 2.10.

Exhibit 10.01
“Payment Condition Event” shall mean any Distribution made pursuant to Section 5.04(a)(iii), Redemption made pursuant to Section 5.04(b), loan, advance or investment made pursuant to Section 5.03(g) or any Permitted Acquisition.
“Payment Conditions” shall mean, with respect to any Payment Condition Event, (a) no Default or Event of Default shall have occurred and be continuing on the date of such Payment Condition Event or would result after giving effect to such transaction, (b) after giving effect to and at all times during the thirty (30) consecutive day period immediately prior to the making or consummation of Payment Condition Event, Availability shall be greater than or equal to the greater of (A) $6,250,000 and (B) 25% of the Borrowing Base then in effect, (c) after giving effect to such Payment Condition Event, the Fixed Charge Coverage Ratio for Borrower and its Subsidiaries for the most recently ended calendar month, calculated on a pro forma basis, shall be greater than or equal to 1.00 to 1.00 and (d) the Lender shall have received a certificate of a responsible officer of Borrower demonstrating satisfaction of the foregoing conditions concurrently with such Payment Condition Event.
“Permitted Acquisition” shall mean any Acquisition by any Loan Party in a transaction that satisfies each of the following requirements:
(a)no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition;
(b)such Acquisition is not a hostile or contested acquisition;
(c)the business acquired in connection with such Acquisition is (i) located in the United States, (ii) organized under applicable United States and state laws, and (iii) not engaged, directly or indirectly, in any line of business other than the businesses in which the Loan Parties are engaged on the Closing Date and any business activities that are substantially similar, related, or incidental thereto;
(d)if such Acquisition is an acquisition of the Stock of a Person, such Acquisition is structured so that the acquired Person shall become a wholly-owned Domestic Subsidiary of Borrower and become a Loan Party pursuant to the terms of this Agreement substantially concurrently with the consummation of such acquisition;
(e)if such Acquisition is an acquisition of assets, such Acquisition is structured so that a Loan Party shall acquire such assets;
(f)if such Acquisition is an acquisition of Stock, such Acquisition will not result in any violation of Regulation U;
(g)if such Acquisition involves a merger or a consolidation involving Borrower or any other Loan Party, such Borrower or such Loan Party, as applicable, shall be the surviving entity;
(h)no Loan Party shall, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could have a Material Adverse Effect;
(i)the Payment Conditions shall have been satisfied; and
(j)the Borrower shall have furnished to Lender at least three (3) Business Days and not more than five (5) Business Days (or such shorter or longer period of time, as applicable, as may be agreed by Lender in its sole discretion) prior to the date on which any such Acquisition is to be

Exhibit 10.01
consummated, (i) a current draft of the applicable material acquisition documents and (ii) a certificate of a responsible officer of Borrower, in form and substance reasonably satisfactory to Lender, certifying that all requirements set forth in this definition with respect to such Acquisition will be satisfied on or prior to the date of such Acquisition.
Notwithstanding anything to the contrary herein, no accounts receivables acquired in connection with such Acquisition will be included in the determination of the Borrowing Base until Lender shall have conducted a field examination of such accounts receivables, the results of which shall be satisfactory to the Lender in its Permitted Discretion.
“Permitted Discretion” shall mean a determination made by Lender in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) credit judgment in accordance with customary business practices of Lender for comparable asset-based lending transactions.
“Permitted Liens” shall have the meaning assigned to such term in Section 5.02.
“Person” shall mean any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, trustee, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.
“Plan” shall mean any Plan subject to Title IV of ERISA and maintained by Borrower or any Subsidiary, or any such plan to which Borrower or any Subsidiary is required to contribute on behalf of its employees, other than a multiemployer plan as defined in Section 3(37) of ERISA.
“Prime Rate” shall mean the rate of interest published by The Wall Street Journal, from time to time, as the “U.S. Prime Rate”.
“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” shall have the meaning assigned to such term in Section 8.26.
“Qualified ECP Guarantor” shall mean, in respect of any Swap Agreement, each Loan Party that (a) has total assets exceeding $10,000,000 at the time any guaranty of obligations under such Swap Agreement or grant of the relevant security interest becomes effective or (b) otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Receipts” shall have the meaning assigned to such term in Section 2.12. “Redemption” shall have the meaning assigned to such term in Section 5.04(b).
“Relevant Governmental Body” shall mean the Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors or the Federal Reserve Bank of New York, or any successor thereto.
“Revolving Advances” shall have the meaning assigned to such term in Section 2.01(a).

Exhibit 10.01
“Revolving Credit Borrowing Base Report” shall have the meaning assigned to such term in Section 4.01(e).
“Revolving Credit Exposure” shall mean, at any time of determination, without duplication, the sum of (a) the outstanding principal amount of Revolving Advances at such time plus (b) LC Exposure at such time.
“Revolving Credit Note” shall mean the promissory note (whether one or more) of Borrower described in Section 2.01(a) hereof, together with all renewals, extensions, modifications and rearrangements thereof.
“RICO” shall have the meaning assigned to such term in Section 3.18.
“S&P” shall mean Standard & Poor’s Ratings Services, a division of S&P Global and any successor thereto.
“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the ~~First~~Second Amendment Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or clause (b).
“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“SEC” shall mean the Securities and Exchange Commission or any successor Governmental Authority.
“Second Amendment” shall mean that certain Second Amendment to Loan Agreement, dated as of the Second Amendment Effective Date, by and between the Borrower, the other Loan Parties party thereto and the Lender.
“Second Amendment Effective Date” shall mean June 24, 2025.
“Secured Parties” shall mean (a) Lender, (b) each affiliate of the Lender that provides Bank Products, (c) each affiliate of the Lender that is a counterparty to any Swap Agreement, (d) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Security Instrument, and (e) the successors and assigns of each of the foregoing.
“Securities Account Control Agreement” shall have the meaning assigned to such term in the Security Agreement.

Exhibit 10.01
“Security Instruments” shall mean this Agreement, the First Amendment, the Second Amendment, the Note, the Security Agreement, any Guaranty Agreement, any Control Agreement, any subordination agreement, and any and all other agreements or instruments now or hereafter executed and delivered by Borrower, any Subsidiary or any other Person (other than solely by Lender and/or any bank or creditor participating in the benefits of the loans evidenced by the Notes or any collateral or security therefor) in connection with, or as security for the payment or performance of, the Notes or this Agreement (as the same may be amended, modified, supplemented or restated from time to time).
“SOFR” shall mean, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.
“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Stock” shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting, including common stock, preferred stock and any other “equity security” (as defined in Rule 3a11-1 of the General Rules and regulations promulgated by the Securities and Exchange Commission under the Exchange Act).
“Subsidiary” shall mean any corporation or other entity of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors is owned or controlled, directly or indirectly, by Borrower and/or one or more of its Subsidiaries.
“Successor Rate” shall have the meaning as set forth in Section 2.16.
“Successor Rate Advance” shall mean Revolving Advances bearing interest based on the Successor Rate.
“Supported QFC” shall have the meaning assigned to such term in Section 8.26. “Surety” or “Sureties” shall have the meanings assigned to such terms in Section 9.03(b).
“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act); provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries shall be a Swap Agreement.

Exhibit 10.01
“Term SOFR” shall mean, for any calculation with respect to a Term SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, a “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Successor Rate with respect to the Term SOFR Reference Rate is not then in effect, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.
“Term SOFR Adjustment” shall mean, for any calculation with respect to a Term SOFR Advance, a percentage per annum equal to 0.10%.
“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Lender in its sole discretion).
“Term SOFR Advance” shall mean a Revolving Advance bearing interest based on Adjusted Term SOFR.
“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR. “Trigger Period” shall mean the period (a) commencing on any day that (i) an Event of Default occurs or (ii) Availability is less than the greater of (A) $3,750,000 and (B) 15% of the Borrowing Base then in effect for three (3) consecutive Business Days; and (b) continuing until the date upon which both, during each of the preceding forty-five (45) consecutive days, (i) no Event of Default has occurred or is continuing and (ii) Availability has been more than the greater of (A) $3,750,000 and (B) 15% of the Borrowing Base then in effect.
“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Texas; provided, however, that in any event, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority (or terms of similar import in any applicable jurisdiction) of Lender’s security interest in any Collateral is governed by the Uniform Commercial Code (or other similar law) as in effect in a jurisdiction (whether within or outside the United States) other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code (or other similar law) as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority (or terms of similar import in such jurisdiction) and for purposes of definitions related to such provisions.
“Unfinanced Capital Expenditures” shall mean, for any date of determination, capital expenditures of Borrower and its Subsidiaries made in cash during the twelve (12) month period then ending (but excluding capital expenditures to the extent financed with Debt (other than any Revolving Advances)); provided that in no event shall the amount of Unfinanced Capital Expenditures for any period be less than zero.
“Unused Line Fee” shall have the meaning assigned to such term in Section 2.13.

Exhibit 10.01
“USA Patriot Act” shall mean Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001), as amended, restated or modified and in effect from time to time.
“U.S.” or “United States” shall mean the United States of America.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Special Resolution Regimes” shall have the meaning assigned to such term in Section 8.26.
Section 1.02 ~~All words and phrases used herein shall have the meaning specified in the Texas  Business and Commerce Code except to the extent such meaning is inconsistent with this  Agreement~~Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all references in a Security Instrument to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Security Instrument in which such references appear. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC. Any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Security Instrument). The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. Any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Words denoting gender shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; specific enumeration shall not exclude the general but shall be construed as cumulative; the word “or” is not exclusive; the word “including” (in its various forms) means “including, without limitation”; in the computation of periods of time, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”; and all references to money refer to the legal currency of the United States of America
~~Section 1.02 Accounting Principles. Where the character or amount of any asset or liability or  item of income or expense is required to be determined or any consolidation or other accounting  computation is required to be made for the purposes of this Agreement, this shall be done in accordance  with GAAP, except where such principles are inconsistent with the requirements of this Agreement.~~

Exhibit 10.01
Section 1.03 Accounting Principles. Any accounting term used in this Agreement or any other Security Instrument shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, with respect to Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided, however, that all financial covenants and calculations in the Security Instruments shall be made in accordance with GAAP as in effect on the date of this Agreement unless Borrower and Lender shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. Notwithstanding anything to the contrary contained in this Section 1.03 or in the definition of “Capitalized Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Security Instrument shall be made or delivered, as applicable, in accordance therewith.
Section 1.04 ~~Section 1.03~~ Divisions. For all purposes under this Agreement and the other Security Instruments, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Stock at such time.
Section 1.05 ~~Section 1.04~~ Rates. Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, comparable or successor rate thereto, or replacement rate thereof, including the selection of such rate and any related spread or other adjustment or whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Successor Rate), as it may or may not be adjusted pursuant to Section 2.16, will be similar to, or produce the same value or economic equivalence of, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other benchmark reference rate or (b) the effect, implementation or composition of any Conforming Changes. Lender and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Successor Rate) or any relevant adjustments thereto, in each case, in a manner adverse to the Loan Parties. Lender may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other benchmark reference rate, or any component definition thereof or rates referred to in the definition thereof, in each case, pursuant to the terms of this Agreement, and shall have no liability to any Loan Party or any other Person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort,

Exhibit 10.01
contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE II
AMOUNT AND TERMS OF LOANS
Section 2.01 The Loans and Commitment. Subject to the terms and conditions and relying on the representations and warranties contained in this Agreement and the other Security Instruments, Lender agrees to make the following loans to Borrower:
(a)Revolving Credit Loans.
(i)From the Closing Date through the Drawdown Termination Date, Lender will make revolving credit loans (the “Revolving Advances”) to Borrower from time to time on any Business Day in such amounts as Borrower may request up to the maximum amount permitted pursuant to the terms of this Agreement, which shall be secured by all of the Collateral, and Borrower may make prepayments (as permitted or required in Sections 2.07 and 2.08 hereof), and reborrowings, in respect thereof; provided, however, that the Revolving Credit Exposure shall not exceed the Borrowing Base then in effect.
(i)All revolving credit loans otherwise available to Borrower pursuant to the lending formulas and subject to the Borrowing Base~~, the Availability Limitation~~  and other applicable limits hereunder shall be subject to Lender’s continuing right to establish and revise Availability Reserves.
(ii)To evidence the Revolving Advances made by Lender pursuant to this Section, Borrower will issue, execute and deliver the Revolving Credit Note which shall be payable in full on the Drawdown Termination Date and secured by all of the Collateral.
(iii)Interest on the Revolving Credit Note shall accrue and be payable as provided in Section 2.02 hereof.
(b)Letters of Credit.
(i)Notwithstanding anything to the contrary in this Agreement, the Existing Letters of Credit shall be deemed to have issued hereunder as of the Closing Date. Subject to and upon the terms and conditions contained herein, at the request of Borrower, Lender shall provide or arrange for Letters of Credit, for the account of Borrower, containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer or beneficiary of a Letter of Credit and/or related parties in connection with a Letter of Credit shall be secured by all of the Collateral.
(ii)In addition to any charges, fees or expenses charged by any bank or issuer in connection with any Letter of Credit, Borrower shall pay to Lender a letter of credit fee at a per annum rate equal to the Applicable Margin then in effect on the daily outstanding face amount of all Letters of Credit for the immediately preceding month; provided that for: (A) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all obligations of Borrower hereunder (notwithstanding entry of a judgment against Borrower), and (B) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing, such letter of credit fee shall increase to two percent (2.00%) above the Applicable Margin. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such shall survive the termination

Exhibit 10.01
or non-renewal of this Agreement. Such letter of credit fees shall be due and payable in arrears on the first Business Day of each calendar month.
(iii)No Letter of Credit shall be issued, amended or extended unless, immediately after giving effect to the issuance, amendment or extension of such Letter of Credit, (A) the LC Exposure shall not exceed $3,000,000 and (B) the Revolving Credit Exposure shall not exceed the Borrowing Base then in effect.
(iv)~~Each~~Unless otherwise agreed to by Lender in its sole discretion, each Letter of Credit shall have an expiry date on or before the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, including, without limitation, any automatic renewal provision, one year after such renewal or extension) and (ii) fourteen (14) days prior to the Drawdown Termination Date.
(v)Upon (A) the Drawdown Termination Date, or (B) the existence or the occurrence and continuance of an Event of Default, and at Lender’s request, Borrower will furnish cash collateral in an amount equal to 105% of the then-applicable LC Exposure to secure the reimbursement obligations of Borrower in connection with any Letter of Credit then outstanding.
(vi)Lender shall not be under any obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain Lender from issuing the Letter of Credit, or any applicable law applicable to Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Lender shall prohibit, or request that Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which Lender in good faith deems material to it; (B) the Letter of Credit is to be denominated in a currency other than U.S. dollars; (C) Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or (D) if the issuance of such Letter of Credit would violate one or more policies of Lender applicable to letters of credit generally under similar circumstances for similarly situated borrowers.
(vii)Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to (A) any action taken by any issuer or correspondent with respect to any Letter of Credit, or (B) if applicable, any fluctuation in the exchange rates for foreign currency; provided, however, that such indemnity shall not, as to the Lender, be available to the extent that such losses, claims, damages, liabilities, costs or expenses resulted from the Lender’s gross negligence or willful misconduct, IT BEING EXPRESSLY UNDERSTOOD AND AGREED THAT SUCH INDEMNITY SHALL EXTEND TO AND COVER LENDER’S NEGLIGENCE. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit and for such purposes the drawer or beneficiary shall be deemed Borrower’s agent. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of

Exhibit 10.01
Credit. The provisions of this Section shall survive the payment of obligations of Borrower hereunder and the termination of this Agreement.
(viii)Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit. Borrower shall be bound by any interpretation made by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Lender shall have the sole and exclusive right and authority to, and Borrower shall not: (A) at any time an Event of Default has occurred and is continuing, (1) approve or resolve any questions on non-compliance of documents or (2) give any instructions as to acceptance or rejection of any documents or goods, and (B) at all times, (1) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take any such actions either in its own name or in Borrower’s name.
(ix)Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit, shall be deemed to have been granted or undertaken by Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit, shall be deemed to have been undertaken by Borrower to Lender and to apply in all respects to Borrower.
(x)If as a result of any regulatory change there shall be imposed, modified, or deemed applicable any tax, reserve, special deposit, or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or the Lender’s commitment to issue Letters of Credit hereunder, and the result shall be to increase the cost to the Lender of issuing or maintaining any Letter of Credit or its commitment to issue Letters of Credit hereunder or reduce any amount receivable by the Lender hereunder in respect of any Letter of Credit (which increase in cost, or reduction in amount receivable, shall be the result of the Lender’s reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by the Lender, the Borrower agrees to pay the Lender, from time to time as specified by the Lender, such additional amounts as shall be sufficient to compensate the Lender for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by the Lender, submitted by the Lender to the Borrower, shall be conclusive as to the amount thereof, provided that the determination thereof is made on a reasonable basis.
Section 2.02 Interest Rates.
(a)Subject to any outstanding Successor Rate Advances pursuant to Section 2.16, the outstanding principal balance of the Revolving Advances shall bear interest from the date thereof until maturity at a varying rate of interest which is Adjusted Term SOFR plus the Applicable Margin. In no event shall such rate exceed the Maximum Nonusurious Interest Rate. If at any time such rate of interest would exceed the Maximum Nonusurious Interest Rate but for the provisions hereof limiting interest to the Maximum Nonusurious Interest Rate, then any subsequent reduction shall not reduce the rate of interest on the Revolving Advances below the Maximum Nonusurious Interest Rate until the aggregate amount of interest accrued on the Revolving Advances equals the aggregate amount of

Exhibit 10.01
interest which would have accrued on the Revolving Advances if the interest rate had not been limited by the Maximum Nonusurious Interest Rate.
(b)Upon the occurrence and during the continuance of an Event of Default, the principal and past due interest (to the extent permitted by law) in respect of the Revolving Advances shall bear interest at a rate which is at Adjusted Term SOFR (or the Successor Rate, in the case of any Successor Rate Advances outstanding pursuant to Section 2.16) plus the Applicable Margin, plus two percent (2.00%). In no event shall any such rate exceed the Maximum Nonusurious Interest Rate.
(c)If at any time such rate of interest would exceed the Maximum Nonusurious Interest Rate but for the provisions hereof limiting interest to the Maximum Nonusurious Interest Rate, then any subsequent reduction shall not reduce the rate of interest on the Revolving Advances below the Maximum Nonusurious Interest Rate until the aggregate amount of interest accrued on the Revolving Advances equals the aggregate amount of interest which would have accrued on the Revolving Advances if the interest rate had not been limited by the Maximum Nonusurious Interest Rate.
(d)All accrued but unpaid interest on the principal balance of the Revolving Advances shall be paid in arrears on each Interest Payment Date and on the Drawdown Termination Date, provided that interest accruing at the default interest rate pursuant to Section 2.02(b) shall be payable on demand. The then outstanding principal amount of the Revolving Advances and all accrued but unpaid interest thereon shall be due and payable on the Drawdown Termination Date.
Section 2.03 Notice and Manner of Revolving Credit Borrowing.
(a)Revolving Advances under this Agreement may be made by Lender by means of an Advance Request Form delivered by a responsible officer of the Borrower that is designated by or acting under the authority of resolutions of the board of directors, board of managers or other governing body, as applicable of Borrower, a duly certified or executed copy of which shall be furnished to Lender, until written notice of the revocation of such authority is received by Lender. Any Revolving Advance shall be conclusively presumed to have been made under the terms of this Agreement, to or for the benefit of Borrower, or in accordance with such requests and directions, or when said Revolving Advances are deposited to the credit of the account of Borrower regardless of the fact that Persons other than those authorized hereunder may have authority to draw against such account, or may have requested a Revolving Advance. Each written request for a Revolving Advance must be received by Lender not later than 11:00 a.m. (Dallas, Texas time) on the requested date of any Revolving Advance.
(b)Lender shall be entitled to rely upon, and shall be fully protected in relying upon, any instruction, request, notice or other communication with respect to Revolving Advances or similar notices believed by Lender to be genuine. Lender may assume that each Person executing and delivering such an instruction, request or notice was duly authorized.
(c)After giving effect to all Revolving Advances and all continuations of Revolving Advances as the same type, there shall not be more than one (1) Interest Period in effect with respect to Term SOFR Advances.
Section 2.04 Limitation. Lender shall have no obligation to make Revolving Advances or issue or arrange any Letter of Credit hereunder to the extent such Revolving Advance or Letter of Credit would cause the Revolving Credit Exposure to exceed the Borrowing Base then in effect. If at any time the Revolving Credit Exposure exceeds the Borrowing Base then in effect, such amount shall be deemed an

Exhibit 10.01
“Overadvance”. Notwithstanding anything contained herein to the contrary, an Overadvance shall be considered a Revolving Advance and shall bear interest at the rates set forth in Section 2.02 and be secured by any Lien granted under the Security Instruments.
Section 2.05 Cash Dominion. During any Trigger Period, all funds credited to the Blocked Accounts shall be promptly applied by Lender to the Indebtedness whether or not such Indebtedness shall have, by its terms, matured, such application to be made to principal or interest or expenses as Lender may elect; provided, however, Lender need not apply or give credit for any item included in such sums until one Business Day after the final collection thereof; provided, further, however, that Lender’s failure to so apply any such sums shall not be a waiver of Lender’s right to so apply such sums or any other sums at any time during a Trigger Period. Notwithstanding anything herein to the contrary, to the extent any funds credited to the Blocked Accounts constitute Net Cash Proceeds that are otherwise required to be utilized to prepay the Revolving Advances pursuant to Section 2.08, the application of such Net Cash Proceeds shall be subject to Section 2.08. Notwithstanding anything herein to the contrary, amounts received from the Borrower or any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act shall not be applied to any Excluded Swap Obligations.
Section 2.06 Computation. All payments of interest shall be computed on the per annum basis of a year of three hundred sixty (360) days and for the actual number of days (including the first but excluding the last day) elapsed unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per annum basis of a year of three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be. Each determination by Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
Section 2.07 Voluntary Prepayments and Reborrowings. Borrower shall have the right to prepay Revolving Advances without premium or penalty, in whole or in part from time to time upon one (1) Business Days prior written notice to Lender. The unpaid principal balance of the Notes at any time shall be the total amounts loaned or advanced thereunder by Lender, less the amount of payments or prepayments of principal made thereon by or for the account of Borrower. It is contemplated that by reason of prepayments thereon there may be times when no Indebtedness is owing thereunder; but notwithstanding such occurrences, the Notes and Security Instruments shall remain valid and be in full force and effect as to loans or advances made pursuant to and under the terms of the Notes subsequent to each such occurrence. All loans or advances and all payments or prepayments made thereunder on account of principal or interest may be evidenced by Lender, or any subsequent holder, maintaining in accordance with its usual practice an account or accounts evidencing the Indebtedness of Borrower resulting from all loans or advances and all payments or prepayments thereunder from time to time and the amounts of principal and interest payable and paid from time to time thereunder, in which event, in any legal action or proceeding in respect of the Notes, the entries made in such account or accounts shall be conclusive evidence of the existence and amounts of the obligations of Borrower therein recorded (absent manifest error).
Section 2.08 Mandatory Prepayments. Borrower shall make a prepayment of the Revolving Advances upon the occurrence of any of the following, at the following times and in the following amounts:
(a)If at any time an Overadvance exists, the Borrower shall immediately repay the amount of such Overadvance plus all accrued and unpaid interest thereon.

Exhibit 10.01
(b)Within one (1) Business Day after the receipt by any Loan Party of any Net Cash Proceeds from any Asset Disposition not otherwise permitted by Section 5.05, then the Borrower shall prepay the Revolving Advances in an amount equal to one hundred percent (100%) of such Net Cash Proceeds.
(c)Within one (1) Business Day after receipt by any Loan Party of any Net Cash Proceeds from any issuance of Stock of any Loan Party (excluding (x) any issuance of Stock pursuant to any employee or director option program, benefit plan or compensation program and (y) any issuance by a Loan Party to any other Loan Party), Borrower shall prepay the Revolving Advances in an amount equal to fifty percent (50%) of such Net Cash Proceeds.
(d)Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of any Debt not permitted to be incurred under Section 5.01, Borrower shall prepay the Revolving Advances in an amount equal to one hundred percent (100%) of such Net Cash Proceeds.
Prepayments received under Section 2.08 shall be applied to reduce the outstanding principal balance of the Revolving Credit Note.
Section 2.09 Cross-collateralization and Default. The Security Instruments, including this Agreement, the Notes and any other instrument given in connection with, or as security for, any Indebtedness of Borrower or any Subsidiary, shall serve as security one for the other, and an event of default under the Notes, this Agreement or any such instrument shall constitute an event of default under all such other instruments.
Section 2.10 Operating Accounts. Attached hereto as Schedule 2.11 is a listing of all present operating accounts which are checking or other demand daily depository accounts maintained by Borrower (the “Operating Accounts”) together with the address of the depository, the account number(s) maintained with such depository, and a contact person at such depository. To induce Lender to establish the interest rates provided for herein and in order to enable Lender to more fully monitor Borrower’s financial condition, Borrower will use Lender as its primary depository bank for the maintenance of business, cash management, operating and administrative accounts.
Section 2.11 Cash Collateral Blocked Accounts. Borrower and Lender shall establish with Lender certain lockboxes and blocked accounts as agreed upon by the Lender (collectively “Blocked Accounts”), for the benefit of Lender, for the deposit of all receipts and collections in accordance with Section 2.12 hereof, pursuant to executed Deposit Account Control Agreements in form and substance satisfactory to Lender, in its reasonable discretion. All receipts and collections deposited in such Blocked Accounts shall be pledged to Lender and forwarded on a daily basis to an account held by Lender. During a Trigger Period, proceeds received from such Blocked Accounts shall be applied against any Indebtedness owing by Borrower to Lender and shall be applied in accordance with Section 2.05 hereof. Only Lender shall have the right to direct withdrawals from such Blocked Accounts. Each bank at which any such Blocked Account is maintained shall waive any right of offset such bank may otherwise have in such Blocked Account and the items deposited therein. Borrower shall pay all fees and charges as may be required by any depository in which such Blocked Accounts are opened. Subject to Section 4.13, Borrower shall provide Lender with the duly executed Deposit Account Control Agreement related to such Blocked Accounts. Subject to Section 4.13, each Loan Party covenants and agrees to notify all of its customers and account debtors in writing on or before such date set forth in Section 4.13 directing such customers and account debtors to forward all current and future remittances

Exhibit 10.01
and/or payments owed to such Loan Party to the Blocked Accounts. All of the Loan Parties’ deposit accounts as of the Closing Date are set forth in Schedule 2.11. Schedule 2.11 sets forth all of the Loan Parties’ deposit accounts as of the Closing Date constituting Excluded Accounts.
Section 2.12 Collection of Accounts.
(a)All receipts of cash, cash equivalents, checks, credit card receipts, drafts, instruments, and other items of payment arising out of the sale of inventory or other Property of the Loan Parties or the creation of accounts receivable, including without limitation, insurance proceeds and tax refunds (referred to as “Receipts”), and all Property of the Loan Parties in which Lender has a security interest or Lien, shall be deposited daily into one or more of the Blocked Accounts, and shall be held in trust by such Loan Party for Lender until so deposited.
(b)In the event, notwithstanding the provisions of this Section, any Loan Party receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Property of the Loan Parties in which Lender has a security interest or Lien, such Receipts, proceeds, and collections shall be held in trust by such Loan Party for Lender and shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party other than a Blocked Account.
Section 2.13 Unused Line Fee. If the average daily Revolving Credit Exposure shall be less than the Maximum Revolving Facility in any calendar month, Borrower shall pay to Lender on the first (1st) day of the next succeeding calendar month a fee (the “Unused Line Fee”) equal to 0.25% per annum of the amount by which the Maximum Revolving Facility exceeds the average daily Revolving Credit Exposure. The Unused Line Fee shall be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed and shall be payable for the entire term of this Agreement, including all renewal terms, or for so long as any of the Indebtedness is outstanding.
Section 2.14 Closing Fee. Borrower shall pay to Lender on the Closing Date a fee in the amount of $62,500 with respect to the Commitment (collectively, the “Closing Fee”), and, to the maximum extent permitted by applicable law, such fees shall not be deemed interest.
Section 2.15 Illegality. If Lender determines that any law or regulation has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for Lender or its applicable lending office to make, maintain, fund or continue any Revolving Advances whose interest is determined by reference to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest rates based upon the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, on notice thereof by Lender to Borrower, any obligation of Lender to make or continue Term SOFR Advances shall be suspended until Lender notifies Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from Lender, prepay all Term SOFR Advances, either on the last day of the Interest Period therefor, if Lender may lawfully continue to maintain such Term SOFR Advances to such day, or immediately, if Lender may not lawfully continue to maintain such Term SOFR Advances. Upon any such prepayment, Borrower shall also pay accrued interest on the amount so prepaid.
Section 2.16 Changed Circumstances; Successor Rate. The Interest Rate, including Term SOFR, is subject to change as provided for herein. If Term SOFR is not available at any time for any reason or Lender makes the determination to incorporate or adopt a new benchmark interest rate to replace Term SOFR in one or more credit agreements to which it is a party as sole lender or

Exhibit 10.01
administrative agent, then Lender may replace Term SOFR with an alternate benchmark interest rate and adjustment, if applicable, as reasonably selected by Lender, giving due consideration to any evolving or then existing conventions for such interest rate and adjustment (any such successor interest rate, as adjusted, the “Successor Rate”). In connection with the use or administration of Term SOFR or any Successor Rate, Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Security Instrument, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Security Instrument. Lender will promptly notify Borrower of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR or any Successor Rate.
Section 2.17 Uncommitted Increase to the Maximum Revolving Facility.
(a)Request for Increase. Provided no Event of Default has occurred and is continuing, upon notice to Lender, Borrower may from time to time, request that the Lender increase to the Maximum Revolving Facility by an additional amount not to exceed $5,000,00010,000,000; provided that (i) the Maximum Revolving Facility shall in no event exceed $25,000,00035,000,000 after giving effect to all such increases implemented pursuant to this Section 2.17, (ii) any such request for an increase shall be in a minimum amount of $5,000,000, and (iii) Borrower may make a maximum of onetwo such requestrequests.
(b)Conditions to Effectiveness of Increase. As a condition precedent to such increase, (i) each Loan Party shall deliver to Lender a certificate of such Loan Party dated as of the date of such increase, signed by a responsible officer of such Loan Party, in each case in form and substance satisfactory to Lender, (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of Borrower, certifying that, before and after giving effect to such increase, (x) the representations and warranties contained in Article III and the other Security Instruments are true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects after giving effect to such qualification) on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects as of such earlier date after giving effect to such qualification), (y) no Default has occurred and is continuing and (z) the Borrower is in pro forma compliance with the financial covenant contained in Section 5.13 and (ii) the Borrower shall deliver to Lender legal opinions and other documents consistent with those delivered on the Closing Date, to the extent requested by the Lender.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
In order to induce Lender to enter into this Agreement, each Loan Party represents and warrants to Lender (which representations and warranties will survive the delivery of the Notes and the making of the loans thereunder) and upon each request for a loan represents and warrants to Lender that:
Section 3.01 Existence. Each Loan Party is duly organized, legally existing and in good standing under the laws of the jurisdiction in which it is organized and is duly qualified as a foreign entity in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify could result in a Material Adverse Effect. Neither Borrower nor any other Loan Party has been

Exhibit 10.01
known as or used any fictitious or trade names except those listed on Schedule 3.01 attached hereto. Except as set forth on Schedule 3.01, neither Borrower nor any of its Subsidiaries has been the survivor of a merger or consolidation or acquired all or substantially all of the assets of any Person. On the date hereof, the chief executive offices of each Loan Party and each Loan Party’s records concerning its accounts receivable are located only at the address set forth on Schedule 3.01 and its only other places of business and the only other locations of Collateral (together with the owners and/or operators thereof), if any, are the addresses set forth on Schedule 3.01, subject to the right of the Loan Parties to establish new locations in accordance with the terms of this Agreement.
Section 3.02 Power and Authorization. Borrower is duly authorized and empowered to create, execute and issue the Notes; and Borrower and each Loan Party are duly authorized and empowered to execute, deliver and perform this Agreement and the other Security Instruments to which it is a party; and all action on Borrower’s or any Loan Party’s part requisite for the due creation and issuance of the Notes and for the due execution, delivery and performance of the Security Instruments, including this Agreement, to which Borrower or any Loan Party is a party has been duly and effectively taken. The board of directors, board of managers or other governing body, as applicable, of each Loan Party acting pursuant to a duly called and constituted meeting, after proper notice, or pursuant to valid and unanimous consent, has determined (a) that entry into and performance of this Agreement and each of the other documents to which such Loan Party is a party, directly or indirectly benefits such Loan Party and (b) that adequate and fair consideration and reasonably equivalent value has been received by such Loan Party to execute and perform this Agreement and each of the other documents to which it is a party.
Section 3.03 Binding Obligations. This Agreement does constitute, and the Notes and other Security Instruments to which Borrower or any Loan Party is a party upon their creation, issuance, execution and delivery will constitute, valid and binding obligations of Borrower or such Loan Party, as the case may be, enforceable in accordance with their respective terms.
Section 3.04 No Legal Bar or Resultant Lien. The Notes, this Agreement and the other Security Instruments to which Borrower or any Loan Party is a party, do not and will not (a) violate any provisions of the Constituent Documents of Borrower or any Loan Party, or any contract, agreement, instrument, law, regulation, order, injunction, judgment, decree or writ to which Borrower or any Loan Party is subject or to which its Properties is bound, or (b) result in the creation or imposition of any Lien upon any Properties of Borrower or any Loan Party, other than those contemplated by this Agreement.
Section 3.05 No Consent. The execution, delivery and performance of the Notes, this Agreement and the other Security Instruments to which Borrower or any Loan Party is party do not require the consent or approval of any other Person, including, without limitation, any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.
Section 3.06 Financial Condition. The audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ending December 31, 2020 and the unaudited, consolidated financial statements of Borrower and its Subsidiaries for the fiscal quarters ending March 31, 2021, June 30, 2021 and September 30, 2021, in each case, which have been delivered to Lender, have been prepared from the books and records of Borrower in accordance with GAAP, consistently applied, and present fairly, in all material respects, the financial condition and results of the operations of Borrower and its Subsidiaries as at the date or dates and for the period or periods stated. There has been no Material Adverse Effect, except as disclosed to Lender in writing.

Exhibit 10.01
Section 3.07 [Reserved].
Section 3.08 Ownership. As of the Closing Date, the authorized capital Stock of each of the Borrower’s Subsidiaries, and the number and ownership of all outstanding capital Stock of each of the Borrower’s Subsidiaries is as set forth on Schedule 3.08 attached hereto. As of the Closing Date, there are no outstanding subscriptions, warrants, options, calls, commitments, convertible securities or other agreements to which Borrower or any of its Subsidiaries is a party or by which it is bound, calling for the issuance of any capital Stock or securities convertible into capital Stock of Borrower or any Subsidiary, except as disclosed on Schedule 3.08.
Section 3.09 Liabilities. Except for liabilities (a) incurred in the normal course of business, described in the Financial Statements or (c) otherwise set forth on the schedules hereto or to any Security Instrument, neither Borrower nor any of its Subsidiaries has liabilities, direct or contingent, owing to any Person other than Lender. Except as described in the Financial Statements, or as otherwise disclosed to Lender in writing, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries (i) which would reasonably be expected to have a Material Adverse Effect or (ii) that involves the validity or enforceability of any Security Instrument (including any provision relating to the Loan Parties’ obligation to repay the Indebtedness or any provision relating to the validity or perfection of any Lien created by any Security Instrument).
Section 3.10 Taxes; Governmental Charges. Borrower and each of its Subsidiaries have filed all tax returns and reports required to be filed and have paid all taxes, assessments, fees and other governmental charges levied upon it, other than, in each case, (a) those which are being contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves to the extent required by GAAP, or (b) to the extent the failure to pay would not reasonably be expected to have a Material Adverse Effect. Borrower knows of no pending investigation of Borrower or any of its Subsidiaries by any taxing authority in connection with any material taxes or of any pending but unassessed material tax liability of Borrower or any of its Subsidiaries.
Section 3.11 Title. Borrower and each of its Subsidiaries have good and indefeasible title to their respective material Properties, free and clear of all Liens, except for Permitted Liens.
Section 3.12 Defaults. Neither Borrower nor any of its Subsidiaries is in default under any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries is bound, except as disclosed to Lender in writing or that would not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default hereunder has occurred and is continuing.
Section 3.13 Use of Proceeds; Margin Stock. The proceeds of the Revolving Advances will be used by Borrower (a) to repay existing Debt on the Closing Date, (b) for fees and expenses incurred in connection with the consummation of this Agreement and the transactions contemplated thereby and (c) as working capital for the business of the Borrower and its Subsidiaries. None of such proceeds will be used for, and neither Borrower nor any Loan Party are engaged in the business of, extending credit for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any Debt which was originally incurred to purchase or carry margin stock or for any other purpose which would constitute this transaction a “purpose credit” within the meaning of said Regulation U. No part of the proceeds of the loans evidenced by the Notes will be used for any purpose which violates Regulation

Exhibit 10.01
X of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 224). Neither Borrower nor any Loan Party nor any Person acting on behalf of Borrower or any Loan Party has taken or will take any action which would cause the Notes or any of the Security Instruments, including this Agreement, to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect. No part of the proceeds of any Revolving Advance will be used directly or indirectly to fund any operations in, finance any investment or activities in or make any payments to, a Sanctioned Person, or in any other matter that will result in any violation by any Person (including Lender) of any Anti-Corruption Laws or any Sanctions.
Section 3.14 Compliance with the Law. Neither Borrower nor any of its Subsidiaries:
i.is in violation of any law, ordinance, or governmental rule or regulation to which Borrower or any of its Subsidiaries or any of their respective Properties are subject, including but not limited to, those laws, ordinances and governmental rules and regulations regarding employee wages and overtime, that would reasonably be expected to result in a Material Adverse Effect;
ii.has failed to obtain any license, certificate, permit, franchise or other governmental authorization necessary for the operation of its businesses, in each case, the failure to do so would reasonably be expected to result in a Material Adverse Effect; or
iii.has failed to obtain any other license, certificate, permit, franchise or other governmental authorization necessary to the ownership of any of their respective Properties or the conduct of their respective businesses; which violation or failure would reasonably be expected to result in a Material Adverse Effect.
Section 3.15 ERISA. Each Loan Party is in compliance in all material respects with the applicable provisions of ERISA, and no “reportable event,” as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of Borrower or any of its Subsidiaries.
Section 3.16 Subsidiaries. A list of all the existing Subsidiaries of Borrower as of the date hereof is provided on Schedule 3.16 attached hereto and incorporated by reference.
Section 3.17 Direct Benefit From Loans. Borrower has received or, upon the execution and funding thereof, will receive (a) direct benefit from the making and execution of this Agreement and the other documents to which it is a party, and (b) fair and independent consideration for the entry into, and performance of, this Agreement and the other Security Instruments to which it is a party.
Section 3.18 RICO. Neither Borrower nor any Guarantor is in violation of any laws, statutes or regulations, including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970, as amended (“RICO”), which contain provisions which could potentially override Lender’s security interest in the Collateral.
Section 3.19 Leases and Inventory Locations. Borrower and/or the Guarantors are parties to certain lease agreements pertaining to real property upon which Borrower or a Guarantor operates its business and certain material personal property leases (each individually, a “Lease” and collectively, the “Leases”). Schedule 3.19 attached hereto sets forth, as of the date hereof, the landlord(s) of the Property associated with each real estate Lease, the expiration date of the respective Lease, and any renewal notice period of each Lease. Schedule 3.19 is complete and correct and fully and accurately describes all real estate Leases to which Borrower and/or any other Loan Party is a party as of the date hereof.

Exhibit 10.01
Section 3.20 Patents, Trademarks, Copyrights and Licenses. To the knowledge of the Borrower, each Loan Party owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others, except to the extent such failure to own, license or possess, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, all such patents, trademarks, service marks, trade names, copyrights, licenses and other similar rights are listed on Schedule 3.20 attached hereto.
Section 3.21 Perfection of Liens. The security interests and Liens granted to Lender under this Agreement and the other Security Instruments constitute valid and perfected Liens and security interests in and upon the Collateral.
Section 3.22 [Reserved].
Section 3.23 Patriot Act. Neither Borrower nor any of its Subsidiaries is in violation of any applicable anti-money laundering law or regulation in any material respect.
Section 3.24 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by the Borrower and its Subsidiaries with applicable Anti-Corruption Laws and applicable Sanctions. The Borrower and its Subsidiaries are in compliance with applicable Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Borrower or its Subsidiaries, or any of their respective directors, officers or, to the knowledge of the Borrower, employees or agents that will act in any capacity in connection with the credit facility established hereby, is a Sanctioned Person.
Section 3.25 Solvency. After giving effect to the transactions contemplated hereby (including, without limitation, each Revolving Advance and issuance of a Letter of Credit), (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Loan Parties, taken as a whole, will exceed the aggregate liabilities of the Loan Parties on a consolidated basis, as their liabilities become absolute and mature, (b) each of the Loan Parties will not have incurred or intended to incur, and will not believe that it will incur, liabilities beyond its ability to pay such liabilities (after taking into account the timing and amounts of cash to be received by each of the Loan Parties and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, contribution, reimbursement, subrogation, offset, insurance or any similar arrangement) as such liabilities become absolute and mature, and (c) each of the Loan Parties will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.
Section 3.26 Swap Agreements and Qualified ECP Guarantor. Schedule 3.26, as of the date hereof, sets forth a true and complete list of all Swap Agreements of the Borrower and its Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement. The Borrower is a Qualified ECP Guarantor.
Section 3.27 Disclosure.
(a)The reports, financial statements, certificates or other information furnished by or on behalf of Borrower or any of its Subsidiaries to Lender of any of its Affiliates in connection with the

Exhibit 10.01
negotiation of this Agreement or any other Security Instrument or delivered hereunder or under any other Security Instrument (taken as a whole) do not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered, giving effect to all supplements and updates thereto; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact or circumstance that the Borrower has failed to disclose to Lender in writing that would reasonably be expected to have a Material Adverse Effect.
(b)As of the Closing Date, the information included in the Beneficial Ownership Certification, if any, is true and correct in all respects.
Section 3.28 Investment Company. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
ARTICLE IV
AFFIRMATIVE COVENANTS
Without the prior written consent of Lender, Borrower will at all times comply with the covenants contained in this Article IV, from the Closing Date until the principal of and interest on each Revolving Advance and all fees payable hereunder and all other amounts payable under the Security Instruments shall have been paid in full (in each case, other than contingent indemnification and expense reimbursements amounts for which no claim has been made) and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed and the Commitment have expired or been terminated, the Borrower covenants and agrees with the Lenders that:
Section 4.01 Financial Statements and Reports. Borrower and all of its Subsidiaries will promptly furnish to Lender from time to time upon request such information regarding the business and affairs and financial condition of Borrower and all its Subsidiaries as Lender may reasonably request, and will furnish to Lender:
(a)Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year of Borrower (or, if earlier, on the date on which such financial statements are required to be filed with the SEC after giving effect to any permitted extensions pursuant to Rule 12b-25 under the Exchange Act)), commencing with the fiscal year ending December 31, 2021, audited Financial Statements of Borrower and its Subsidiaries, consisting of the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such year and the consolidated operating statements of Borrower and its Subsidiaries, as at the end of such year (showing income, expenses and surplus), setting forth in each case in comparative form figures for the previous fiscal year, in a manner acceptable to Lender and certified by a nationally recognized independent public accounting firm acceptable to Lender (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

Exhibit 10.01
(b)Monthly Financial Statements. As soon as available and in any event within thirty (30) days after the end of each calendar month, commencing with the calendar month ending December 31, 2021, the consolidated (i) balance sheets of Borrower and its Subsidiaries, at the end of such month, (ii) cash flow statements of Borrower and its Subsidiaries, and (iii) operating statements of Borrower and its Subsidiaries, for such month (showing income, expenses and surplus for such month and for the period from the beginning of the fiscal year to the end of such month), in a manner acceptable to Lender and certified by the chief financial officer or treasurer of Borrower as presenting fairly in all material respects the financial condition and results of operations of Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.
(c)Projections.
(i)Not earlier than thirty (30) days before and not later than forty-five (45) days after the end of each fiscal year of Borrower, monthly projections for Borrower and its Subsidiaries for the following year, consisting of the consolidated (i) balance sheets of Borrower and its Subsidiaries, (ii) cash flow statements of Borrower and its Subsidiaries, and (iii) operating statements of Borrower and its Subsidiaries (showing income, expenses and surplus), in a manner acceptable to Lender and certified by the chief financial officer or treasurer of Borrower.
(d)Account Agings. As soon as available and in any event within twenty-five (25) days (or earlier if deemed necessary by Lender in its sole discretion during a Trigger Period) after the end of each calendar month, consolidated agings of all accounts payable and accounts receivable of Borrower (the “Account Agings”) showing each such account which is current and each such account which is thirty (30), sixty (60), ninety (90), and over ninety (90) days past invoice date and, with respect to accounts receivable, reconciling such aging with the Revolving Credit Borrowing Base Reports.
(e)Revolving Credit Borrowing Base Reports. On or before twenty-five (25) days after the end of each calendar month, a report in such form as Lender may request (each a “Revolving Credit Borrowing Base Report”), reflecting the Eligible Accounts of the Loan Parties as of the end of the preceding month and calculating the Accounts Advance Amount based thereon, together with the Account Agings, cash receipt journals or copies of checks, invoices for new billings and backup for all miscellaneous credits and debits, which support such Revolving Credit Borrowing Base Report; provided that if a Trigger Period is in effect, a Revolving Credit Borrowing Base Report and related documentation shall be due on or before the third (3rd) Business Day of each week reflecting the Eligible Accounts of the Loan Parties as of the end of the preceding week and calculating the Accounts Advance Amount based thereon. Such report shall also reflect the amount of sales and receipts of the Loan Parties during the preceding period and such other information as Lender may reasonably request.
(f)Field Examination. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any representatives designated by Lender (including any consultants, accountants, lawyers and appraisers retained by Lender) to conduct third-party field exams of the account receivables of the Loan Parties all at the expense of Borrower (subject to the limitations set forth in this clause (f)) and at such reasonable times. The Loan Parties shall be responsible for the costs and expenses of (i) one third-party field examination during any twelve (12) month period or (ii) up to two field examinations during any twelve (12) month period in the event a Trigger Period occurs or is in effect during such period. Additionally, there shall be no limitation on the number or frequency of third-party field examinations if

Exhibit 10.01
an Event of Default has occurred and is continuing, and the Loan Parties shall be responsible for the costs and expenses of any third-party field examinations incurred as a result thereof and while such Event of Default is continuing.
(g)Monthly Bank Statements. If requested by Lender, as soon as available and in any event within twenty-five (25) days (or earlier if deemed necessary by Lender in its sole discretion during a Trigger Period) after the end of each calendar month, a copy of all bank statements on all cash accounts of Borrower.
(h)Compliance Certificates. Concurrently with any delivery of financial statements under clauses (a) or (b) above, a compliance certificate of a responsible officer of the Borrower in form and substance reasonably acceptable to the Lender (i) certifying, in the case of the financial statements delivered under clauses (a) or (b) above, as applicable, that such statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with Section 5.13 (and detailed calculations of the Fixed Charge Coverage Ratio, regardless if Section 5.13 is then being tested) and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements most recently delivered pursuant to clause (a) above and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.
(i)Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to Borrower or any of its Subsidiaries by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or Properties of Borrower or any of its Subsidiaries.
(j)Notice of Certain Changes. Promptly, (i) notice of any material change in the business conducted or otherwise permitted under this Agreement by Borrower or any of its Subsidiaries, (ii) copies of any amendment, restatement, supplement or other modification to any of the Constituent Documents of Borrower or any of its Subsidiaries and (iii) notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.
All Financial Statements referred to in this Section shall be in such detail as Lender may reasonably request and shall conform to GAAP applied on a consistent basis, except only for such changes in accounting principles or practice with which independent certified public accountants concur.
Section 4.02 Compliance with Laws; Payment of Taxes and Other Claims. Borrower will and will cause each Subsidiary to (a) observe and comply with all laws, statutes, codes, acts, ordinances, rules, regulations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers applicable to it, except where the failure to so observe or comply would not reasonably be expected to result in a Material Adverse Effect, and (b) pay and discharge promptly all taxes, charges, Liens, assessments and governmental charges or levies imposed upon Borrower or any Subsidiary or upon the income or any Property of Borrower or any Subsidiary as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, would become a Lien upon any or all of the

Exhibit 10.01
Property of Borrower or any Subsidiary, in each case, except to the extent the failure to pay, discharge or satisfy the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; provided, however, that, subject to the written approval of Lender, neither Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested by appropriate proceedings diligently conducted and if Borrower or any Subsidiary shall have set up reserves therefor adequate under GAAP; provided, further, however, that Lender (at its sole discretion) may, if Borrower fails to do so, pay any such amounts owed by Borrower, and shall be the sole judge of the legality or validity of such amounts and the amount necessary to discharge same.
Section 4.03 Maintenance. Subject to any transaction permitted pursuant to Section 5.07, Borrower will and will cause each of its Subsidiaries to: (a) maintain its corporate, limited liability company or partnership, as the case may be, existence, rights and franchises; (b) maintain its Properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition (ordinary wear and tear excepted); (c) protect the title to the Collateral; and (d) maintain and keep books of records and accounts, all in all material respects in accordance with GAAP, consistently applied, of all dealings and transactions in relation to its business and activity, except, in the case of the foregoing clauses (a) (other than with respect to the existence of any Loan Party), (b) and (c), to the extent the failure to do so would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 4.04 Further Assurances. Borrower will and will cause each Subsidiary to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments, including, without limitation, this Agreement. Borrower at its expense will promptly execute and deliver to Lender upon its reasonable request all such other and further documents, agreements and instruments, and do all such additional and further acts, filings, deeds and give such assurances necessary or appropriate in order to effectuate the agreements of Borrower or any Subsidiary in the Security Instruments, including, without limitation, this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or more fully to state the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.
Section 4.05 Performance of Obligations. Borrower will pay the Notes according to the reading, tenor and effect thereof; and Borrower will do and perform every act and discharge all of the obligations provided to be performed and discharged by Borrower under the Security Instruments, including this Agreement, at the time or times and in the manner specified, and cause each Subsidiary to take such action with respect to their obligations to be performed and discharged under the Security Instruments to which they respectively are parties.
Section 4.06 Reimbursement of Expenses. Borrower will promptly pay all reasonable fees and expenses incurred by Lender in connection with the preparation, amendment, interpretation, administration and enforcement of this Agreement and any and all other Security Instruments contemplated hereby, including but not limited to legal fees and expenses and expenses incurred in connection with any appraisals and field examinations required under Section 4.01. Borrower will promptly reimburse Lender for all amounts expended, advanced or incurred by Lender to satisfy any obligation of Borrower or any Loan Party under this Agreement or any other Security Instrument, or to protect the Properties or business of Borrower or any Subsidiary or to collect the Notes, or to enforce the

Exhibit 10.01
rights of Lender under this Agreement, the Notes, or any other Security Instrument, which amounts will include all reasonable court costs, attorneys’ fees, fees of auditors and accountants, and investigation expenses incurred by Lender in connection with any such matters. Revolving Advances may be made automatically by Lender to pay any fees and expenses owing by Borrower.
Section 4.07 Insurance. Borrower and each other Loan Party now maintain and will continue to maintain with financially sound and reputable insurers, insurance with respect to their respective Properties and businesses against such liabilities, casualties, risks and contingencies, and in such types and amounts as is customary in the case of corporations engaged in the same or similar businesses and similarly situated. All such policies shall name Lender as lender loss payee and additional insured, as applicable, and shall provide that the insurer shall provide Lender with thirty (30) days prior written notification of the cancellation of such policies. Upon request of Lender, Borrower will furnish or cause to be furnished to Lender from time to time a summary of the insurance coverage of Borrower and the other Loan Parties in form and substance satisfactory to Lender and if requested will furnish Lender copies of the applicable policies.
Section 4.08 Right of Inspection. Borrower will permit and will cause each Subsidiary to permit any officer, employee or agent of Lender to visit and inspect any of the Properties of Borrower, or any Subsidiary, to conduct collateral reviews, to examine Borrower’s or any Subsidiary’s books of record and accounts, to take copies and extracts therefrom, and to discuss the affairs, finances and accounts of Borrower or any Subsidiary with Borrower’s or such Subsidiary’s officers, employees, accountants and auditors, all at such times and as often as Lender may desire, upon reasonable prior notice and during normal business hours. Borrower shall reimburse Lender for all of Lender’s reasonable expenses in connection with the collateral reviews, which expenses include $1,000 per-person per-day for on-site collateral reviews.
Section 4.09 Notice of Certain Events. Borrower shall promptly notify Lender if Borrower learns of the occurrence of (a) any event which constitutes a Default, together with a detailed statement by a responsible officer of Borrower of the steps being taken to cure the effect of such Default; (b) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of Debt of Borrower or any Subsidiary or of any security (as defined in the Securities Act of 1933, as amended) of Borrower or any Subsidiary with respect to a claimed default, together with a detailed statement by a responsible officer of Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action such Borrower, or such Subsidiary is taking or proposes to take with respect thereto; (c) any legal, judicial or regulatory proceedings affecting Borrower or any Subsidiary or any of the Properties of Borrower or any Subsidiary in which the amount involved is material and is not covered by insurance or which, if adversely determined, would reasonably be expected to have a Material Adverse Effect; (d) any dispute between Borrower or any Subsidiary and any governmental or regulatory body or any other Person which, if adversely determined, would reasonably be expected to have a Material Adverse Effect; or (e) any material adverse changes, either in any case or in the aggregate, in the assets, liabilities, financial condition, business, operations, affairs or circumstances of Borrower or any Subsidiary, from those reflected in the Financial Statements or by the facts warranted or represented in any Security Instrument, including without limitation this Agreement.
Section 4.10 ERISA Information and Compliance. Borrower will promptly furnish to Lender (a) if requested by Lender, promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual and other report with respect to each Plan or any trust created thereunder, and (b) immediately upon becoming aware of the occurrence

Exhibit 10.01
of any “reportable event,” as such term is defined in Section 4043 of ERISA, or of any “prohibited transaction,” as such term is defined in Section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a responsible officer or manager of Borrower specifying the nature thereof, what action Borrower or any of its Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto. Borrower will fund, or will cause its Subsidiaries to fund, all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect for the benefit of employees of Borrower or any of its Subsidiaries, and comply with all applicable provisions of ERISA.
Section 4.11 Environmental Requirements. Borrower shall and shall cause each Subsidiary to comply in all material respects with all Environmental Laws applicable to Borrower and/or such Subsidiary or to its Property with respect to occupational health and safety, hazardous waste and substances and environmental matters. Borrower shall and shall cause each Subsidiary to promptly notify Lender of its receipt of any notice of a violation or an alleged violation of any such Environmental Laws. Borrower shall and shall cause each Subsidiary to indemnify and hold Lender harmless from all loss, cost, damages, claim and expense incurred by Lender on account of Borrower’s failure to perform the obligations of this Section.
Section 4.12 Additional Guarantors. Promptly (and in any event within 30 days) notify Lender upon any Person becoming a Domestic Subsidiary (other than any Excluded Subsidiary) or any Domestic Subsidiary ceasing to be an Excluded Subsidiary in accordance with the definition thereof and, each case, cause it to become a “Guarantor” under this Agreement and to guarantee the Indebtedness, as applicable, in each case, in a manner reasonably satisfactory to Lender, and to execute and deliver such documents, instruments and agreements and to take such other actions as Lender shall reasonably require to evidence and perfect a Lien in favor of Lender on all the Collateral of such Person, including delivery of such legal opinions, in form and substance reasonably satisfactory to Lender, as it shall deem appropriate.
Section 4.13 Blocked Accounts.
(a)Subject to clause (b) below, at all times during the term of this Agreement, Borrower and each of its Subsidiaries will maintain Blocked Accounts as required by Section 2.11 hereof, and, within ninety (90) days after the Closing Date (or such longer period as agreed to by Lender in its sole discretion), will direct all collections and other Receipts to such Blocked Accounts in accordance with Section 2.12 hereof.
(b)Within ninety (90) days after the Closing Date (or such longer period as agreed to by Lender in its sole discretion), each Loan Party will, and will cause each of its Subsidiaries to, cause all commodity accounts, deposit accounts and securities accounts (in each case, excluding those accounts which are Excluded Accounts) held by the Loan Parties as of the Closing Date to be subject to a Control Agreement in favor of Lender, in form and substance reasonably satisfactory to Lender, which provides that Lender shall have exclusive “Control” (as defined in the UCC) of such account.
(c)Each Loan Party will, with respect to each deposit account, securities account and commodity account (in each case, excluding those accounts which are Excluded Accounts) that such Loan Party at any time opens, maintains or acquires after the Closing Date, substantially contemporaneously with (or by such later time as agreed to by the Lender in its reasonable discretion), the opening, creation or acquisition of such deposit account, securities account or commodity account (in each case, excluding those accounts which are Excluded Accounts), enter into any Control Agreement in

Exhibit 10.01
form and substance satisfactory to Lender, pursuant to which such Control Agreement shall cause the depository bank that maintains such deposit account, securities intermediary that maintains such securities account, or commodities intermediary that maintains such commodity account, as applicable, to agree to comply at any time with instructions from the Lender to such depository bank, securities intermediary or commodities intermediary directing the disposition of funds from time to time credited to such deposit account, securities account or commodity account, without further consent of such Loan Party. No Loan Party shall permit any deposit account, securities account or commodity account excluded from the requirements of this Section 4.13 as a result of such deposit account, securities account or commodity account constituting an Excluded Account to cease to qualify as an Excluded Account unless and until such account is subject to a Control Agreement.
Section 4.14 Collateral Access Agreements. If Borrower’s or any other Loan Party’s Inventory is in the possession or control of any Person other than a purchaser in the ordinary course of business or a public warehouseman where the warehouse receipt is in the name of or held by Lender, Borrower shall notify such Person of Lender’s security interest therein and, upon request by Lender, request that such Person to execute a Collateral Access Agreement or otherwise acknowledge in writing its agreement to hold all such Inventory for the benefit of the Lender and subject to Lender’s instructions. If Borrower’s or any other Loan Party’s books and records are located in a leased property, Borrower shall notify the applicable landlord of Lender’s security interest therein and, upon request by Lender, request that the applicable landlord or to execute a Collateral Access Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, if Borrower is unable to have such Collateral Access Agreements executed, then such failure shall not constitute a Default or Event of Default, but Lender will have the right to implement an Availability Reserve in its sole discretion with respect to the rent of such properties (provided that in no event will any such Availability Reserve be implemented with respect to any properties listed on Schedule 3.19 for a period of ninety (90) days after the Closing Date).
Section 4.15 Commodity Exchange Act Keepwell Provisions. The Borrower hereby guarantees the payment and performance of all Indebtedness of each Loan Party (other than the Borrower) and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Loan Party (other than the Borrower) in order for such Loan Party to honor its obligations under its respective Guaranty Agreement including obligations with respect to Swap Agreements (provided, however, that the Borrower shall only be liable under this Section 4.15 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 4.15, or otherwise under this Agreement or any Security Instrument, as it relates to such other Loan Parties, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrower under this Section 4.15 shall remain in full force and effect until all Indebtedness is paid in full to the Lender, and all of the Lender’s Commitments are terminated. The Borrower intends that this Section 4.15 constitute, and this Section 4.15 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Section 4.16 Post-Closing Obligation. Within thirty (30) days following the Closing Date (or such longer period as agreed to by Lender in its sole discretion), the Loan Parties shall deliver (or cause to be delivered) to Lender copies of all lender loss payable and additional insured endorsements with respect to the insurance policies required pursuant to Section 4.07, which endorsements shall be in form and substance reasonably satisfactory to Lender.

Exhibit 10.01
ARTICLE V
NEGATIVE COVENANTS
Without the prior written consent of Lender, Borrower will at all times comply with the covenants contained in this Article V, from the Closing Date until the principal of and interest on each Revolving Advance and all fees payable hereunder and all other amounts payable under the Security Instruments shall have been paid in full (in each case, other than contingent indemnification and expense reimbursements amounts for which no claim has been made) and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed and the Commitment have expired or been terminated, the Borrower covenants and agrees with the Lenders that:
Section 5.01 Debts, Guaranties and Other Obligations. Borrower will not, and will not permit any Subsidiary to incur, create, assume or in any manner become or be liable in respect of any Debt (including obligations for the payment of rentals), and Borrower will not, and will not permit a Subsidiary to, guarantee or otherwise in any way become or be responsible for obligations of any other Person, whether by agreement to purchase the Debt of any other Person or agreement for the furnishing of funds to any other Person through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the Debt of any other Person, or otherwise, except that the foregoing restrictions shall not apply to:
(a)the Notes or other Indebtedness owed to Lender;
(b)liabilities, direct or contingent, of Borrower and its Subsidiaries existing on the Closing Date which are reflected in the Financial Statements or have been disclosed to Lender in writing, and any renewals and extensions (but not increases) thereof (provided that such extensions and renewals are on materially the same terms as in effect on the Closing Date);
(c)Debt incurred to finance the acquisition of capital assets and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (i) such Debt is incurred prior to or within 90 days after such acquisition and (ii) the aggregate principal amount of Debt permitted by this clause (c) shall not exceed $5,000,000 at any time outstanding;
(d)to the extent constituting Debt, liabilities in relation to operating leases and operating lease agreements;
(e)endorsements of negotiable or similar instruments for collection or deposit in the ordinary course of business;
(f)trade payables or similar obligations from time to time incurred in the ordinary course of business other than for borrowed money;
(g)taxes, assessments or other government charges which are not yet due or are being contested pursuant to Section 4.02 hereof;
(h)(i) Debt of any Loan Party owing to any other Loan Party, (ii) Debt of any Subsidiary that is not a Guarantor owing to any other Subsidiary that is not a Guarantor, and (iii) unsecured Debt of any Loan Party owing to a Subsidiary that is not a Guarantor and Debt of any Subsidiary that is not a Guarantor owing to any Loan Party so long as, in the case of this clause (iii), (A) any instrument evidencing such Debt is pledged to the Lender to the extent required under the Security Agreement and

Exhibit 10.01
(B) the aggregate principal amount of Debt incurred pursuant to this clause (iii) does not exceed $2,000,000 at any time outstanding;
(i)Debt listed on Schedule 5.01 attached hereto;
(j)other Debt not to exceed $5,000,000 in the aggregate at any time outstanding; and
(k)unsecured Debt of any Subsidiary that is not a Guarantor owing to any Loan Party to the extent permitted pursuant to Section 5.03(g).
Section 5.02 Liens. Borrower will not, and will not permit any Subsidiary to create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except the following (collectively, the “Permitted Liens”):
(a)Liens pursuant to the Security Instruments securing the payment of any Indebtedness to Lender;
(b)Liens for taxes, assessments, or other governmental charges not yet due or which are being contested by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor;
(c)Liens of landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums not yet due or, subject to the written approval of Lender, being contested by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor;
(d)Liens existing on Property owned by Borrower or any Subsidiary on the Closing Date which have been disclosed to and permitted by Lender in writing and listed on Schedule 5.02 attached hereto, but not any renewals and extensions thereof;
(e)pledges or deposits made in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, social security and other like laws;
(f)inchoate Liens arising under ERISA to secure the contingent liability of Borrower or any Subsidiary permitted by Section 4.10 hereof;
(g)Liens securing Debt incurred to finance the acquisition of capital assets permitted by clause (c) of Section 5.01; provided that (i) such Liens and the Debt secured thereby are incurred prior to or within 90 days after such acquisition, and (ii) such Liens shall not apply to any other property or assets of any Loan Party or any Subsidiary; and
(h)other Liens securing Debt not to exceed $500,000 in the aggregate at any time outstanding.
Section 5.03 Investments, Loans and Advances. Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:
(a)loans, advances or investments the material details of which have been set forth in the Financial Statements or have been otherwise disclosed to Lender in writing prior to the execution of this Agreement;
(b)investments in direct obligations of the United States of America or any agency thereof;

Exhibit 10.01
(c)investments in certificates of deposit issued by commercial banks in the United States having a combined capital and surplus in excess of $100,000,000;
(d)investments in commercial paper with the best rating by Standard & Poor’s, Moody’s Investors Service, Inc., or any other rating agency satisfactory to Lender issued by companies in the United States with a combined capital and surplus in excess of $100,000,000;
(e)loans, advances or investments listed on Schedule 5.04;
(f)loans, advances or investments by Borrower or a Guarantor in Borrower or a Guarantor;
(g)loans, advances or investments so long as the Payment Conditions have been satisfied at the time of such loan, advance or investment;
(h)investments constituting Permitted Acquisitions;
(i)Debt incurred pursuant to Section 5.01(h);
(j)loans, advances or investments by Borrower or a Guarantor in Subsidiaries that are not Guarantors in an aggregate amount not to exceed $2,000,000; and
(k)other loans, advances or investments not to exceed $2,000,000 in the aggregate at any time outstanding.
Section 5.04 Dividends, Distributions, Payments, and Redemptions.
(a)Borrower will not, and will not permit any Subsidiary to make any Distribution, except (i) each Loan Party may make Distributions with respect to its Stock payable solely in additional shares of Stock; (ii) Distributions from a Subsidiary of a Loan Party to such Loan Party and (iii) other Distributions so long as the Payment Conditions have been satisfied at the time of such Distribution.
(b)Borrower will not, and will not permit any Subsidiary to, make any payment, redemption or prepayment or other retirement (such payment, redemption, prepayment or retirement, a “Redemption”), prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Debt for borrowed money owing to any Person other than Lender and any Loan Party, except for any Redemption so long as the Payment Conditions have been satisfied at the time of such Redemption.
Section 5.05 Sale of Properties. Borrower will not, and will not permit any Subsidiary to sell, transfer or otherwise dispose of all or any substantial portion or integral part of its Properties except (a) in the ordinary course of business, or (b) sales, transfers and other dispositions of (i) Properties (other than accounts receivables) having an aggregate fair market value in any year not exceeding $2,000,000 and so long as no Event of Default then exists or would result therefrom, (ii) investments referred to in Section 5.03(b), (c) and (d), or (iii) obsolete, worn out or surplus Property or Property (including leasehold property interests) that is no longer economically practical in its business or commercially desirable to maintain or no longer used or useful equipment, or enter into any arrangement, directly or indirectly, with any Person whereby Borrower or any Subsidiary shall sell or transfer any Property, whether now owned or hereafter acquired, and whereby Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or

Exhibit 10.01
transferred except with respect to Asset Dispositions that are approved in writing by Lender in its sole discretion. Nothing in this Section 5.05 shall prohibit, Liens permitted by Section 5.02, Distributions permitted by Section 5.04(a), or Redemption permitted by Section 5.04(b).
Section 5.06 Nature of Business. Borrower will not, and will not allow any Subsidiary to, permit any material change to be made in the character of its business as carried on at the Closing Date.
Section 5.07 Mergers, Consolidations, Acquisitions, etc. Borrower will not, and will not allow any of its Subsidiaries to, directly or indirectly, become a party to a division, merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind up, dissolve, or liquidate, except that (a) any Subsidiary may merge or consolidate with Borrower so long as Borrower is the surviving entity, (b) any Subsidiary of the Borrower may merge or consolidate with another Subsidiary of Borrower so long as if such Subsidiary that is a Guarantor is involved in such merger or consolidation, such Guarantor is the surviving entity, (c) solely in connection with a Permitted Acquisition, any Person may merge or consolidate with or into any Loan Party provided such Loan Party shall be the surviving entity and (d) any Loan Party may acquire all or substantially all of the assets of any Person or any shares or other evidence of beneficial ownership of any Person pursuant to a Permitted Acquisition. Notwithstanding the foregoing, Borrower and its Subsidiaries may wind-up, dissolve or liquidate any Immaterial Subsidiary so long as the assets and Properties of such Immaterial Subsidiary are transferred (by operation of law or otherwise) to any Loan Party. The Guarantors shall not permit any Person (other than the Borrower or any another Loan Party) to own its Stock.
Section 5.08 ERISA Compliance. Borrower will not permit any Plan maintained by it or any Subsidiary to:
(a)engage in any “prohibited transaction” as such term is defined in Section 4975 of the Code;
(b)incur any “accumulated funding deficiency” as such term is defined in Section 302 of ERISA; or
(c)terminate any such Plan in a manner which could result in the imposition of a Lien on the Property of Borrower or any Subsidiary pursuant to Section 4068 of ERISA.
Section 5.09 Changes in Accounting Methods. Borrower will not, and will not permit any Subsidiary to, make any change in its accounting method as in effect on the Closing Date or change its fiscal year ending date from December 31 of each year, unless such change has the prior, written approval of Lender.
Section 5.10 Transactions With Affiliates. Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into any transaction (including, but not limited to, the sale or exchange of Property or the rendering of any service) with any Affiliate, other than in the ordinary course of its business and upon substantially the same or better terms as it could obtain in an arm’s length transaction with a Person who is not an Affiliate.
Section 5.11 Affiliate Receivables. Borrower will not at any time allow any accounts receivable and other receivables to be owed to Borrower by any Affiliate, except as disclosed on Schedule 5.11 attached hereto or otherwise consented to by Lender in its sole discretion.
Section 5.12 Use of Proceeds. Borrower will not use the proceeds of the Revolving Advances for purposes other than those set forth in Sections 3.13 and 3.24 hereof. The Borrower will

Exhibit 10.01
not request any Revolving Advance, and the Borrower will not, directly or indirectly, use the proceeds of the Revolving Advances, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Sanctioned Person, in violation of applicable Sanctions, (ii) in any other manner that would constitute or give rise to a violation of Sanctions by any party hereto or (iii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in a manner that would constitute a violation of any applicable Anti-Corruption Laws by the Borrower.
Section 5.13 Fixed Charge Coverage Ratio. Borrower will not permit the Fixed Charge Coverage Ratio, as of the last day of any calendar month while a Financial Covenant Testing Period is in effect, to be less than 1.00 to 1.00, commencing with the first calendar month ending immediately before the date on which such Financial Covenant Testing Period commences.
Section 5.14 Amendments to Certain Documents. Company will not, and will not permit any of its Subsidiaries to, amend, restate, supplement or otherwise modify, or waive any of its rights under, any of their respective Constituent Documents in a manner adverse in any material respect to the interests of the Lender without the prior written consent of the Lender.
ARTICLE VI
EVENTS OF DEFAULT
Section 6.01 Events of Default. Any of the following events shall be considered an “Event of Default” as that term is used herein:
(a)Principal and Interest Payments. (i) Borrower shall fail to pay any principal of any Revolving Advance or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise or (ii) Borrower shall fail to pay any interest on any Revolving Advance or any fee or any other Indebtedness owing under this Agreement or any other Security Instrument (other than an amount referred to in the foregoing clause (i)), when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; or
(b)Representations and Warranties. Any representation or warranty made by Borrower, any Subsidiary or any Guarantor in any Security Instrument, including this Agreement, in particular Article III, proves to have been incorrect in any material respect as of the date thereof; or any representation, statement (including the Financial Statements), certificate or data furnished or made by Borrower, any Subsidiary or any Guarantor (or any officer, accountant or attorney of Borrower or any Subsidiary) under any Security Instrument, including this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or
(c)Affirmative Covenants. Default is made in the due observance or performance of any of the covenants or agreements contained in Article IV of this Agreement (other than Section 4.13 and Section 4.16) and such default is not cured within (i) in the case of a breach of Section 4.01, five (5) Business Days and (ii) in the case of any other breach, thirty (30) days, in each case, after Borrower has knowledge thereof or receives notice thereof from Lender, whichever is sooner; or

Exhibit 10.01
(d)Other Covenants. Default is made in the due observance or performance by Borrower or any Subsidiary of any of the covenants or agreements contained in Section 4.13, Section 4.16 and Article V of this Agreement; or
(e)Other Security Instrument Obligations. Default is made in the due observance or performance by Borrower, any Subsidiary or any Guarantor of any of the covenants or agreements contained in this Agreement or any other Security Instrument other than Articles IV and V of this Agreement, and such default continues unremedied for a period of thirty (30) days after the earlier of Borrower’s, any Subsidiary’s or any Guarantor’s knowledge of such breach or notice thereof from the Lender; or
(f)Insolvency. If Borrower or any other Loan Party (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of its assets, either in a proceeding brought by it or in a proceeding brought against it and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or it consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, Bankruptcy or similar laws (all of the foregoing hereinafter collectively called “Applicable Bankruptcy Law”) or an involuntary petition for relief is filed against it under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming it is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by it; or (v) fails to have discharged within a period of sixty (60) days any attachment, sequestration or similar writ levied upon any property of it; or
(g)Discontinuance of Business. Borrower or any Loan Party discontinues its usual business; or
(h)Other Debt. The occurrence of any event which results in the maturity or the acceleration of the maturity of any Debt for borrowed money in an aggregate principal amount in excess of $1,000,000 owing by Borrower or any other Loan Party to any third party under any agreement or understanding; or
(i)Judgment. The entry of any judgment against Borrower or any other Loan Party or the issuance or entry of any attachments or other Liens against any of the property of such Person for an amount in excess of $1,000,000 (individually or in the aggregate) if uninsured, undischarged, unbonded or undismissed on the date on which such judgment would be executed upon; or
(j)Challenge to Agreement or any Security Instrument. Borrower or any or any Loan Party or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the Security Instruments, the legality or enforceability of any of the Indebtedness or the perfection or priority of any Lien granted to Lender; or
(k)Repudiation of or Default under Guaranty Agreement. Any Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor’s liability thereunder or shall be in default under the terms thereof; or

Exhibit 10.01
(l)Margin Stock. The failure of Borrower or any Loan Party to comply with Regulations U or X of the Board of Governors of the Federal Reserve System, as amended; or
(m)Change of Control. The occurrence of a Change of Control.
Section 6.02 Remedies. Upon the happening of any Event of Default specified in Section 6.01 hereof, (a) Lender may declare the entire principal amount of all Indebtedness then outstanding including interest accrued thereon to be immediately due and payable (provided, that the occurrence of any event described in Section 6.01(f) hereof shall automatically accelerate the maturity of the Indebtedness, without the necessity of any action by Lender) without presentment, demand, protest, notice of protest or dishonor, notice of default, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of any kind, all of which are hereby expressly waived by Borrower and each Loan Party; and (b) all obligations, if any, of Lender hereunder, including the Commitment shall immediately cease and terminate unless and until Lender shall reinstate same in writing. In addition to and not in limitation of any of the other rights and remedies provided to Lender hereunder or under the Security Instruments in connection with the Property of Borrower and the Loan Parties in which Lender has a Lien, Borrower hereby agrees that upon request by Lender after the occurrence of an Event of Default, Borrower shall, and shall cause each Loan Party to, cooperate with Lender in the transfer of, and will, and will cause each Loan Party to, execute all documentation requested by Lender in connection with the transfer of, to such Person as shall be directed by Lender, any or all of the Property then held by the Loan Parties, and in connection therewith Borrower agrees, and will cause each Loan Party to agree, to take all other actions reasonably necessary in order to effectuate the transfer of any or all of such Property.
Section 6.03 Prohibition of Transfer, Assignment and Assumption. This Agreement pertains to the extension of debt financing and financial accommodations for the benefit of Borrower and each Loan Party and cannot be transferred to, assigned to or assumed by any other Person either voluntarily or by operation of law. In the event Borrower or any Loan Party becomes a debtor under the Bankruptcy Code of the United States or under the law of any foreign country, any trustee or debtor in possession may not assume or assign this Agreement nor delegate the performance of any provision hereunder.
Section 6.04 Right of Setoff. During the existence of an Event of Default, Lender and any Affiliate of Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Debt at any time owing by Lender or any Affiliate of Lender to or for the credit or the account of Borrower against any and all of the Indebtedness of Borrower. Lender agrees promptly to notify Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.
ARTICLE VII
CONDITIONS
Section 7.01 Initial Revolving Advances and Letters of Credit. The obligation of Lender to make the initial Revolving Advances or other loans to be evidenced by the Notes, or to issue any Letter of Credit (or, in the case of Existing Letters of Credit, deem to issue) hereunder, is

Exhibit 10.01
subject to the performance by Borrower of its obligations to be performed hereunder on or before the date of the initial Revolving Advance or other loan or issuance of any Letter of Credit, and to the satisfaction of the following further conditions which must be satisfied as of the Closing Date or initial advance under the Notes.
(a)Notes. Borrower shall have duly and validly issued, executed and delivered the Notes to Lender.
(b)Constituent Documents. Lender shall have received a copy of each of the Constituent Documents of Borrower and each other Loan Party which is to execute this Agreement or any other Security Instrument, certified as true by the Secretary of Borrower and each other Loan Party, respectively.
(c)Officer’s Certificate. Lender shall have received, on or before the Closing Date, certificates of the Secretary or other responsible party of Borrower and each other Loan Party which is to execute any Security Instrument setting forth (i) resolutions of its board of directors, board of managers or other governing body, as applicable, in form and substance satisfactory to Lender with respect to the authorization of the Notes, this Agreement and any other Security Instruments provided herein and the officers authorized to sign such instruments, and (ii) specimen signatures of the officers so authorized.
(d)Closing Certificate. Lender shall have received a certificate signed by an authorized officer of the Borrower certifying that on the Closing Date and immediately after giving effect to the transactions contemplated hereby on the Closing Date, (i) no Default or Event of Default has occurred and is continuing and (ii) all representations and warranties made by any Borrower or any other Loan Party contained herein or in any other Security Instrument shall be true and correct.
(e)Opinion of Loan Parties’ Counsel. Lender shall have received on or before the Closing Date from counsel for Borrower and each other Loan Party favorable written opinions reasonably satisfactory to Lender and its counsel, including local counsel opinions from counsel in the State of Florida and State of Massachusetts.
(f)Other Security Instruments and Information. Borrower shall have duly and validly executed and delivered, or caused to be executed and delivered, to Lender the Security Instruments, and any other documents requested by Lender as security for the Notes and other Indebtedness and shall have delivered the information necessary to the preparation and perfection of the Liens created by such instruments.
(g)Fees. Lender shall have received, in immediately available funds, the Closing Fee.
(h)Financial Condition. The results of the examination by Lender of the financial condition of Borrower and each of its Subsidiaries including, but limited to, the examination of the Financial Statements and analysis of related data, shall be satisfactory to Lender, in its sole and absolute discretion.
(i)Borrowing Base Reports. Borrower shall have delivered to Lender a duly executed Revolving Credit Borrowing Base Report as of a recent date agreed upon by Lender.
(j)Additional Matters. Lender shall have received all exhibits, annexes schedules herein referenced and such additional reports, certificates, documents, statements, legal opinions,

Exhibit 10.01
agreements and instruments, in form and substance reasonably satisfactory to Lender, as Lender shall have reasonably requested from Borrower, each Loan Party and their respective counsel.
(k)No Litigation. No action, proceeding, investigation, regulations or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of disagreement or the consummation of the transactions contemplated hereby, other than as set forth on Schedule 7.17 attached hereto.
(l)Excess Availability Requirement. Lender shall have determined that immediately after Lender has made on the Closing Date the initial Revolving Advances contemplated hereby or has issued the initial Letter of Credit, Availability shall be at least $6,250,000.
(m)Background Check. Lender shall have completed a background check with respect to such members of Borrower’s management team as Lender shall deem necessary, and the results of which shall be satisfactory to Lender in its sole discretion.
(n)Lien Searches. Lender shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Lender that such Liens are the only Liens upon the Collateral, except Permitted Liens.
(o)Payoff Letters; Release of Liens. Lender shall have received evidence satisfactory to it (including any payoff letters and releases and UCC-3 financing statement terminations) that all Liens on any Collateral (other than Permitted Liens), associated with any credit facilities or borrowed money have been released or terminated, subject only to the funding of the initial Revolving Advances hereunder and the filing of applicable terminations and releases, including, without limitation, payoff letters in form and substance satisfactory to Lender from Texas Capital Bank with respect to the Debt under that certain Credit Agreement dated as of April 17, 2017, as amended from time to time, between Borrower and Texas Capital Bank.
(p)Field Examination. Lender shall have received such field examinations as Lender shall require.
(q)Insurance. Lender shall have received insurance certificates describing the insurance policies required by Section 4.07, in form and substance reasonaby satisfactory to Lender.
(r)Perfection Certificate. Lender shall have received a perfection certificate in form and substance reasonably satisfactory to Lender signed by a responsible officer of Borrower.
(s)Beneficial Ownership; KYC. Each Loan Party shall provide, in form and substance satisfactory to Lender, all documentation and other information as Lender deems appropriate in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the USA Patriot Act and Beneficial Ownership Regulation. If Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver a Beneficial Ownership Certification to Lender upon request.
Section 7.02 All Revolving Advances and Letters of Credit. The obligation of Lender to make each Revolving Advance or to issue (other than in the case of any Existing Letters of Credit deemed issued pursuant to this Agreement), amend, extend or renew each Letter of Credit, requested to be

Exhibit 10.01
made by it hereunder (including, without limitation, its initial extension of credit), is subject to the satisfaction or the waiver by Lender of the following conditions precedent:
(a)Representations and Warranties. Each of the representations and warranties made by the Borrower or any Loan Party in or pursuant to any of the Security Instruments, including this Agreement, or in any certificate delivered to Lender pursuant to or in connection with any Security Instrument, including this Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date (it being understood and agreed that (i) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (ii) to the extent any such representation and warranty is expressly qualified by materiality or by reference to material adverse effect, material adverse change or other similar term, such representation and warranty (to the extent so qualified) shall continue to be true and correct in all respects).
(b)No Default. At the time of each Revolving Advance or issuance, amendment, extension or renewal of each Letter of Credit hereunder, no Default under this Agreement nor under any of the other Security Instruments shall have occurred.
(c)No Material Adverse Changes. Prior to each Revolving Advance or issuance, amendment, extension or renewal of each Letter of Credit hereunder, there shall not have occurred a Material Adverse Effect.
ARTICLE VIII
MISCELLANEOUS
Section 8.01 Notices.
(a)All communications under or in connection with this Agreement or the Notes shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid, delivered by a reputable overnight courier, or personally delivered to an officer of the receiving party. Subject to Section 8.01(b), all such communications shall be mailed or delivered as follows:
(i)If to Borrower: Harte Hanks, Inc.
2 Executive Drive, Suite 103
Chelmsford, MA 01824
Attn: Laurilee Kearnes
E-Mail: Lauri.Kearnes@hartehanks.com

with a copy to (which shall not constitute notice):

Milbank LLP
55 Hudson Yards
New York, NY 10001
Attn: Brett Nadritch
E-Mail: bnadritch@milbank.com

Exhibit 10.01
(i)If to Lender: Texas Capital Bank
2000 McKinney Avenue, Suite 700
Dallas, TX 75201
Attn: ABL Portfolio Manager
E-Mail: ABL@texascapitalbank.com

with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3900
Dallas, TX 75201 Attn: Erec Winandy
E-Mail: ewinandy@velaw.com
Any notice so addressed and mailed by registered or certified mail, return receipt requested, shall be deemed to be given when so mailed, and any notice so delivered in person or by a reputable overnight courier shall be deemed to be given when actually received by, or receipt therefor is given by, an authorized officer of Borrower or Lender, as the case may be. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by written notice to the other party of such new address.
(b)Notices and other communications to the Lender and hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by Lender. Lender may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such e-mail or other electronic communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
Section 8.02 Deviation from Covenants. The procedure to be followed by Borrower to obtain the consent of Lender to any deviation from the covenants contained in this Agreement or any other Security Instrument shall be as follows:
(a)Borrower shall send a written notice to Lender setting forth (i) the covenant(s) relevant to the matter, (ii) the requested deviation from the covenant(s) involved, and (iii) the reason for the requested deviation from the covenant(s); and
(b)Lender will within a reasonable time send a written notice to Borrower, signed by an authorized officer of Lender, permitting or rejecting the requested deviation; but in no event will any

Exhibit 10.01
deviation from the covenants of this Agreement or any other Security Instrument be effective without the written consent of Lender.
Section 8.03 Invalidity. In the event that any one or more of the provisions contained in the Note, this Agreement or in any other Security Instrument shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any other Security Instrument.
Section 8.04 Survival of Agreements. All representations and warranties of Borrower herein, and all covenants and agreements herein not fully performed before the Closing Date, shall survive such date.
Section 8.05 Successors and Assigns. All covenants and agreements by or on behalf of Borrower or any Loan Party in the Notes, this Agreement and any other Security Instrument shall bind its successors and assigns or the heirs and personal representatives of any individual Guarantor and shall inure to the benefit of Lender and its successors and assigns; except that neither Borrower, nor any Loan Party, nor any Person acting on behalf of any of them may assign any of their rights hereunder without the prior written consent of Lender. In the event that Lender sells participations in the Notes, or other Indebtedness of Borrower incurred or to be incurred pursuant to this Agreement, to other lenders, each of such other lenders shall have the rights of set off against such Indebtedness and similar rights or Liens to the same extent as may be available to Lender.
Section 8.06 Renewal, Extension or Rearrangement. All provisions of this Agreement relating to the Notes or other Indebtedness shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of any part of the Indebtedness originally represented by the Notes or of any part of such other Indebtedness. Any provision of this Agreement to be performed during the “term of this Agreement,” “term hereof” or similar language, shall include any extension period.
Section 8.07 Waivers. No course of dealing on the part of Lender, its officers, employees, consultants or agents, nor any failure or delay by Lender with respect to exercising any right, power or privilege of Lender under the Notes, this Agreement or any other Security Instrument shall operate as a waiver thereof, except as otherwise provided in Section 8.02 hereof.
Section 8.08 Cumulative Rights. Rights and remedies of Lender under the Notes, this Agreement and each other Security Instrument shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.
Section 8.09 Construction. This Agreement and each of the other Security Instruments is, and the Notes will be, a contract made under and shall be construed in accordance with and governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof, but including section 5-1401 of the New York General Obligations Law.
Section 8.10 Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws now in force. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or in any other Security Instrument or agreement entered into in connection with or as security for the Notes, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under the Notes, this Agreement or under any of the other aforesaid Security Instruments or agreements or otherwise in connection with the Notes shall

Exhibit 10.01
under no circumstances exceed the maximum amount of interest permitted by applicable law, and any excess shall be credited to the Notes by the holder thereof (or, if the Notes shall have been paid in full, refunded to Borrower); (b) determination of the rate of interest for determining whether the loans hereunder are usurious shall be made by amortizing, prorating, allocating and spreading, during the full stated term of such loans, all interest at any time contracted for, charged or received from Borrower in connection with such loans, and any excess shall be canceled, credited or refunded as set forth in clause (a) herein; and (c) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Default or Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount permitted by applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited to the Notes (or, if the Notes shall have been paid in full, refunded to Borrower).
Section 8.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except as provided in Section 7.01, this Agreement shall become effective when it shall have been executed by Lender and when Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. ~~Any signature to this  Agreement may be delivered by facsimile, electronic mail (including pdf) or as any electronic  signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic  Signature and Records Act or any other similar state laws based on the Uniform Electronic  Transactions Act or other transmission method and any counterpart so delivered shall be  deemed to have been duly and validly delivered and electronic signatures or the keeping of  records in electronic form shall be valid and effective for all purposes to the fullest extent  permitted by applicable law, including having the same legal effect, validity or enforceability as a  manually executed signature or the use of a paper-based recordkeeping system. For the  avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this  Agreement.~~
Section 8.12 Exhibits and Schedules. All exhibits and schedules to this Agreement are incorporated herein by this reference for all purposes. The exhibits and schedules may be attached hereto, or bound together with or separately from this Agreement, and such binding shall be effective to identify such exhibits and schedules as if attached to this Agreement.
Section 8.13 Negotiation of Documents. This Agreement, the Notes and all other Security Instruments have been negotiated by the parties at arm’s length, each represented by its own counsel, and the fact that the documents have been prepared by Lender’s counsel, after such negotiation, shall not be cause to construe any of such documents against Lender.
Section 8.14 Notices Received by Lender. Any instrument in writing, telecopy or other electronic transmission received by Lender in connection with any loan or Letter of Credit hereunder, which purports to be dispatched or signed by or on behalf of Borrower, shall conclusively be deemed to have been signed by such party, and Lender may rely thereon and shall have no obligation, duty or responsibility to determine the validity or genuineness thereof or authority of the Person or Persons executing or dispatching the same.

Exhibit 10.01
Section 8.15 Debtor-Creditor Relationship. None of the terms of this Agreement or of any other document executed in conjunction herewith or related hereto shall be deemed to give Lender the rights or powers to exercise control over the business or affairs of Borrower. The relationship between Borrower and Lender created by this Agreement is only that of debtor/creditor.
Section 8.16 No Third-Party Beneficiaries. This Agreement is for the sole and exclusive benefit of Borrower and Lender. This Agreement does not create, and is not intended to create, any rights in favor of or enforceable by any other Person. This Agreement may be amended or modified by the agreement of Borrower and Lender, without any requirement or necessity for notice to, or the consent of or approval of any other Person.
Section 8.17 INDEMNIFICATION. BORROWER AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER AND ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS AND ADVISORS (EACH, AN “INDEMNIFIED PARTY”) FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THIS AGREEMENT, THE NOTES, THE SECURITY INSTRUMENTS OR ANY OTHER INSTRUMENT OR AGREEMENT EXECUTED IN CONNECTION THEREWITH OR HEREWITH, ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN OR HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS MADE PURSUANT TO THIS AGREEMENT (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSES IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE REGARDLESS OF WHETHER SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY BORROWER OR ITS RESPECTIVE DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF BORROWER HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF BORROWER CONTAINED IN THIS SECTION SHALL SURVIVE THE PAYMENT IN FULL OF THE INDEBTEDNESS AND ALL OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT.
Section 8.18 RELEASE OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY LAW FROM TIME TO TIME IN EFFECT, BORROWER HEREBY

Exhibit 10.01
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY (AND AFTER BORROWER HAS CONSULTED WITH ITS OWN ATTORNEY) IRREVOCABLY AND UNCONDITIONALLY AGREES THAT NO CLAIM MAY BE MADE BY BORROWER AGAINST LENDER OR ANY OF ITS AFFILIATES, PARTICIPANTS, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, OR AGENTS OR ANY OF ITS OR THEIR SUCCESSORS AND ASSIGNS, FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (WHETHER THE CLAIM IS BASED ON CONTRACT, TORT OR STATUTE) ARISING OUT OF, OR RELATED TO, THE TRANSACTIONS CONTEMPLATED BY ANY OF THIS AGREEMENT, THE NOTES, THE SECURITY INSTRUMENTS OR ANY OTHER RELATED DOCUMENTS, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH. IN FURTHERANCE OF THE FOREGOING, BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR, AND BORROWER SHALL INDEMNIFY AND HOLD HARMLESS LENDER AND ITS AFFILIATES, PARTICIPANTS, SHAREHOLDERS, DIRECTORS,
OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS AND AGENTS AND THEIR SUCCESSORS AND ASSIGNS OF AND FROM ANY SUCH CLAIMS.
Section 8.19 SUBMISSION TO JURISDICTION; WAIVER OF VENUE; WAIVER OF TRIAL BY JURY; SERVICE OF PROCESS.
(a)ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE SECURITY INSTRUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EITHER CASE LOCATED IN NEW YORK COUNTY, NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY APPLICABLE LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM BRINGING SUIT AGAINST ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.
(b)EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO

Exhibit 10.01
OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO. IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTIONS SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
(c)EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN THIS AGREEMENT AND NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, WITHOUT LIMITING THE OTHER PROVISIONS OF THIS SECTION 8.19.
Section 8.20 DTPA Waiver. Borrower acknowledges and agrees, on Borrower’s own behalf and on behalf of any permitted assigns and successors hereafter, that the DTPA is not applicable to this transaction. Accordingly, Borrower’s rights and remedies with respect to the transaction contemplated under this Agreement and with respect to all acts or practices of Lender, past, present or future, in connection with such transaction, shall be governed by legal principles other than the DTPA. In furtherance thereof, Borrower agrees as follows:
(a)Borrower represents that Borrower has the knowledge and experience in financial and business matters that enable Borrower to evaluate the merits and risks of the business transaction that is the subject of this Agreement. Borrower also represents that Borrower is not in a significantly disparate bargaining position in relation to Lender. Borrower has negotiated the loan documents with Lender at arm’s length and has willingly entered into the loan documents.
(b)Borrower represents that (i) Borrower has been represented by legal counsel in the transaction contemplated by this Agreement and (ii) such legal counsel was not directly or indirectly identified, suggested or selected by Lender or an agent of Lender.
(c)This Agreement relates to a transaction involving total consideration by Borrower of more than $100,000 and does not involve Borrower’s residence.
Borrower agrees, on Borrower’s own behalf and on behalf of Borrower’s permitted assigns and successors, that all of Borrower’s rights and remedies under the DTPA are WAIVED AND RELEASED, including specifically, without limitation, all rights and remedies under the DTPA resulting from or arising out of any and all acts or practices of Lender in connection with this transaction, whether such acts or practices occur before or after the execution of this Agreement.
In furtherance thereof, Borrower agrees that by signing this Agreement, Borrower and any permitted assigns and successors are bound by the following waiver:

Exhibit 10.01
WAIVER OF CONSUMER RIGHTS. BORROWER HEREBY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. TEXAS BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF BORROWER’S OWN SELECTION, BORROWER VOLUNTARILY CONSENTS TO THIS WAIVER.
Section 8.21 Reversal of Payments. Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Indebtedness in a manner consistent with the terms of this Agreement. To the extent Borrower makes a payment or payments to Lender, or Lender receives any payment or proceeds of any collateral for Borrower’s benefit, which payment(s) or proceed or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other part under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Indebtedness or party thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by Lender.
Section 8.22 Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lender, therefore, Borrower agrees that if any Default or Event of Default shall have occurred and be continuing, Lender shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.
Section 8.23 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower or any other Person. Documents in connection with the transactions contemplated hereunder have been prepared by Vinson & Elkins L.L.P. (“Lender’s Counsel”). Borrower acknowledges and understands that Lender’s Counsel is acting solely as counsel to Lender in connection with the transaction contemplated herein, is not representing Borrower in connection therewith, and has not, in any manner, undertaken to assist or render legal advice to Borrower with respect to this transaction. Borrower has been advised to seek other legal counsel to its interests in connection with the transactions contemplated herein.
Section 8.24 Sale or Participation of the Loan. Each Loan Party agrees that Lender may, at its option, sell the Notes or its interests in the Notes and its rights under this Agreement (whether by sale, participation, or otherwise) and, in connection with each such sale, Lender may disclose any financial and other information available to Lender concerning any Loan Party to each prospective purchaser, subject to Section 8.27 hereof.
Section 8.25 Patriot Act Notice. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow the Lender to identify Borrower in accordance with the Act.
Section 8.26 Acknowledgement Regarding Any Supported QFCs. To the extent that the Security Instruments provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the

Exhibit 10.01
Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Security Instruments and any Supported QFC may in fact be stated to be governed by the laws of the State of Texas and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regimes if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regimes, Default Rights under the Security Instruments that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Security Instruments were governed by the laws of the United States or a state of the United States.
Section 8.27 Confidentiality. Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (as defined below) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates (collectively, “Related Parties”); (c) to the extent required by applicable laws or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Security Instrument or any action or proceeding relating to this Agreement or any other Security Instrument or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to Borrower and its obligations, this Agreement or payments hereunder; (g) with the consent of Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to Lender or any of its Affiliates on a nonconfidential basis from a source other than Borrower who did not acquire such information as a result of a breach of this Section.
For purposes of this Section, “Information” means all information received from Borrower or any of its Subsidiaries relating to Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to Lender on a nonconfidential basis prior to disclosure by Borrower or any of its Subsidiaries; provided that, in the case of information received from Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised

Exhibit 10.01
the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, “Information” shall not include, and the Borrower, the Borrower’s Subsidiaries, the Lender and the respective Affiliates of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of the aforementioned Persons), and any other party, may disclose to any and all Persons, without limitation of any kind (i) any information with respect to the United States federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding the United States federal or state income tax treatment of such transactions (“tax structure”), which facts shall not include for this purpose the names of the parties or any other person named herein, or information that would permit identification of the parties or such other persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or tax structure, and (ii) all materials of any kind (including opinions or other tax analyses) that are provided to Borrower, or Lender relating to such tax treatment or tax structure.
Section 8.28 Notice of Final Agreement. It is the intention of each Loan Party, Guarantor and Lender that the following NOTICE OF FINAL AGREEMENT be incorporated by reference into each of the Security Instruments (as the same may be amended, modified or restated from time to time) and other loan documents or instruments executed in connection therewith.
THIS AGREEMENT AND THE OTHER SECURITY INSTRUMENTS (AND ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION THEREWITH) REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
Section 8.29 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
Section 8.30 Electronic Execution of Security Instruments. The words “execute”, “execution”, “signed”, “signature”, and words of like import in or related to this Agreement or any other Security Instrument or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, the electronic matching of assignment terms and contract formations on electronic platforms approved by Lender, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. Notwithstanding anything contained herein to the contrary, Lender is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Lender pursuant to procedures approved by it; provided that without limiting the foregoing, (a) to the extent Lender has agreed to accept such Electronic Signature from any party hereto, Lender and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the

Exhibit 10.01
executing party without further verification and (b) upon the request of Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof.
ARTICLE IX
GUARANTY
Section 9.01 Guaranty. In consideration of the Revolving Advances, advances and other credit heretofore or hereafter granted by the Secured Parties to Borrower pursuant to this Agreement and the other Security Instruments and in further consideration of any Bank Products and Swap Agreements provided by the Secured Parties, Guarantors hereby, jointly and severally, unconditionally, absolutely and irrevocably, guarantee to the Secured Parties, the due and punctual payment when and as due, including at stated maturity, by acceleration or otherwise, and at all times thereafter, and the due fulfillment and performance of the Indebtedness. Each Guarantor is jointly and severally liable for the full payment and performance of the Indebtedness as a primary obligor.
Section 9.02 Payment. If any of the Indebtedness is not punctually paid when such Indebtedness becomes due and payable, either by its terms or as a result of the exercise of any power to accelerate, Guarantors shall, immediately on demand and without presentment, protest, notice of protest, notice of nonpayment, notice of intent to accelerate, notice of acceleration or any other notice whatsoever (all of which are expressly waived in accordance with Section 9.03 hereof), pay the amount due and payable thereon to Lender. It is not necessary for Lender, in order to enforce such payment by Guarantors, first to institute suit or exhaust its remedies against Borrower or others liable on the Indebtedness, or to enforce its rights against any security given to secure such Indebtedness. Lender is not required to mitigate damages or take any other action to reduce, collect or enforce the Indebtedness. No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind which any Guarantor has or may have against Borrower or any Secured Party shall be available hereunder to Guarantors. No payment by any Guarantor shall discharge the liability of Guarantors hereunder until the Indebtedness has been fully satisfied and paid in full. If Lender must rescind or restore any payment, or any part thereof, received by Lender on any part of the Indebtedness, any prior release or discharge from the terms of this Guaranty given Guarantors by Lender or any reduction of any Guarantor’s liability hereunder shall be without effect, and this Guaranty Agreement shall remain in full force and effect.
Section 9.03 Agreements and Waivers. Each Guarantor:
(a)agrees to all terms and agreements heretofore or hereafter made by Borrower with Lender and/or any other Secured Party;
(b)agrees that Lender may without impairing its rights or the obligations of such Guarantor hereunder (i) waive or delay the exercise of any of its rights or remedies against or release Borrower or any other Person, including, without limitation, any other party who is or whose Property is liable with respect to the Indebtedness or any part thereof (Guarantors and any such other Person or Persons are hereafter collectively called the “Sureties” and individually called a “Surety”); (ii) take or accept any other security, collateral or guaranty, or other assurance of the payment of all or any part of the Indebtedness; (iii) release, surrender, exchange, subordinate or permit or suffer to exist any deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustified impairment) of any collateral, Property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Indebtedness or the liability of such Guarantor or any other Surety; (iv) increase, renew, extend,

Exhibit 10.01
or modify the terms of any of the Indebtedness or any instrument or agreement evidencing the same; (v) apply payments by Borrower, any Surety, or any other Person, to any of the Indebtedness; (vi) bring suit against any one or more Sureties without joining any other Surety or Borrower in such proceeding; (vii) compromise or settle with any one or more Sureties in whole or in part for such consideration or no consideration as Lender may deem appropriate; or (viii) partially or fully release any Guarantor or any other Surety from liability hereunder;
(c)agrees that the obligations of such Guarantor under this Guaranty Agreement shall not be released, diminished, or adversely affected by any of the following: (i) the insolvency, bankruptcy, rearrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower or any Surety; (ii) the invalidity, illegality or unenforceability of all or any part of the Indebtedness or any document or agreement executed in connection with the Indebtedness, for any reason, or the fact that any debt included in the Indebtedness exceeds the amount permitted by applicable law; (iii) the failure of Lender or any other party to exercise diligence or reasonable care or to act in a commercially reasonable manner in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, Property or security; (iv) the fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Indebtedness is not properly perfected or created, or proves to be unenforceable or subordinate to any other Lien; (v) the fact that Borrower has any defense to the payment of all or any part of the Indebtedness; (vi) any payment by Borrower or any Surety to Lender and/or any other Secured Party is a preference under Applicable Bankruptcy Law, or for any reason Lender and/or any other Secured Party is required to refund such payment or pay such amounts to Borrower, any such Surety, or someone else; (vii) any defenses which Borrower could assert on the Indebtedness, including but not limited to failure of consideration, breach of warranty, fraud, payment, accord and satisfaction, strict foreclosure, statute of frauds, bankruptcy, statute of limitations, lender liability and usury; or (viii) any other action taken or omitted to be taken with respect to this Agreement, the other Security Instruments, the Indebtedness, the security and collateral therefor whether or not such action or omission prejudices such Guarantor or any Surety, or increases the likelihood that such Guarantor will be required to pay the Indebtedness pursuant to the terms hereof;
(d)agrees that such Guarantor is obligated to pay the Indebtedness when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not particularly described herein, except for the full and final payment and satisfaction of the Indebtedness;
(e)to the extent allowed by applicable law, waives all rights and remedies now or hereafter accorded by applicable law to guarantors or sureties, including without limitation any defense, right of offset or other claim which such Guarantor may have against Borrower or which Borrower may have against Lender;
(f)waives all notices whatsoever with respect to this Guaranty Agreement or with respect to the Indebtedness, including, but without limitation, notice of (i) Lender’s and/or any other Secured Party’s acceptance hereof or its intention to act, or its action, in reliance hereon; (ii) the present existence, future incurring, or any amendment of the provisions of any of the Indebtedness or any terms or amounts thereof or any change therein in the rate of interest thereon; (iii) any default by Borrower or any Surety; or (iv) the obtaining, enforcing, or releasing of any guaranty or surety agreement (in addition hereto), pledge, assignment or other security for any of the Indebtedness;

Exhibit 10.01
(g)waives notice of presentment for payment, notice of protest, protest, demand, notice of intent to accelerate, notice of acceleration and notice of nonpayment, protest in relation to any instrument evidencing any of the Indebtedness, and any demands and notices required by applicable law, except as such waiver may be expressly prohibited by applicable law, and diligence in bringing suits against any Surety; and
(h)represents and warrants to Lender that such Guarantor (i) has received, or will receive, direct or indirect benefit from the making of the guaranty set forth herein and the Indebtedness, (ii) is familiar with, and has independently reviewed the books and records regarding, the financial condition of Borrower and is familiar with the value of any and all Collateral intended to be created as security for the payment of the Indebtedness, but such Guarantor is not relying on such financial condition, such Collateral, or the agreement of any other party as an inducement to enter into this Agreement and provide the guaranty set forth herein. Each Guarantor confirms that neither Lender, any other Guarantor, nor any other party has made any representation, warranty or statement to such Guarantor in order to induce such Guarantor to execute this Agreement and provide the guaranty set forth herein, and (iii) is a Qualified ECP Guarantor.
Section 9.04 Liability. The liability of each Guarantor under this Guaranty Agreement is irrevocable, absolute and unconditional, without regard to the liability of any other Person, and shall not in any manner be affected by reason of any action taken or not taken by Lender and/or any other Secured Party, which action or inaction is herein consented and agreed to, nor by the partial or complete unenforceability or invalidity of any other guaranty or surety agreement, pledge, assignment or other security for any of the Indebtedness. No delay in making demand on Sureties or any of them for satisfaction of the liability hereunder shall prejudice Lender’s right to enforce such satisfaction. All of Lender’s rights and remedies shall be cumulative and any failure of Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time, thereafter. This is a continuing guaranty of payment, not a guaranty of collection, and this Guaranty Agreement shall be binding upon Guarantors regardless of how long before or after the date hereof any of the Indebtedness were or are incurred.
Section 9.05 Subordination. If Borrower or any other Loan Party is now or hereafter becomes indebted to one or more Guarantors (such indebtedness and all interest thereon is referred to as the “Affiliated Debt”), such Affiliated Debt shall be subordinate in all respects to the full payment and performance of the Indebtedness, and no Guarantor shall be entitled to enforce or receive payment with respect to any Affiliated Debt until payment in full of the Indebtedness. Each Guarantor agrees that any Liens, mortgages, deeds of trust, security interests, judgment liens, charges or other encumbrances upon any Loan Party’s assets securing the payment of the Affiliated Debt shall be and remain subordinate and inferior to any Liens, mortgages, deeds of trust, security interests, judgment liens, charges or other encumbrances upon any Loan Party’s assets securing the payment of the Indebtedness, and without the prior written consent of Lender, no Guarantor shall exercise or enforce any creditor’s rights of any nature against any Loan Party to collect the Affiliated Debt (other than demand payment therefor). In the event of the receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving Borrower or any applicable Loan Party as a debtor, Lender has the right and authority, either in its own name or as attorney-in-fact for any applicable Guarantor, to file such proof of debt, claim, petition or other documents and to take such other steps as are necessary to prove its rights hereunder and receive directly from the receiver, trustee or other court custodian, payments, distributions or other dividends which would otherwise be payable upon the Affiliated Debt. Each Guarantor hereby assigns such payments, distributions and dividends to Lender, and irrevocably appoints Lender as its true and lawful attorney-in-fact with authority to make and file in the name of such Guarantor any proof of

Exhibit 10.01
debt, amendment of proof of debt, claim, petition or other document in such proceedings and to receive payment of any sums becoming distributable on account of the Affiliated Debt, and to execute such other documents and to give acquittances therefor and to do and perform all such other acts and things for and on behalf of such Guarantor as may be necessary in the opinion of Lender in order to have the Affiliated Debt allowed in any such proceeding and to receive payments, distributions or dividends of or on account of the Affiliated Debt.
Section 9.06 Subrogation. No Guarantor waives or releases any rights of subrogation, reimbursement or contribution which such Guarantor may have, after full and final payment of the Indebtedness, against others liable on the Indebtedness. Each Guarantor’s rights of subrogation and reimbursement are subordinate in all respects to the rights and claims of Lender and the other Secured Parties, and no Guarantor may exercise any rights it may acquire by way of subrogation under this Guaranty, by payment made hereunder or otherwise, until payment in full of the Indebtedness. If any amount is paid to any Guarantor on account of such subrogation rights prior to payment in full of the Indebtedness, such amount shall be held in trust for the benefit of Lender and/or the other Secured Parties to be credited and applied on the Indebtedness, whether matured or unmatured.
Section 9.07 Other Indebtedness or Obligations of Guarantors. If any Guarantor is or becomes liable for any indebtedness owed by any Loan Party to the Lenders by endorsement or otherwise than under this Guaranty Agreement, such liability shall not be affected by this Guaranty Agreement, and the rights of Lender shall be cumulative of all other rights that Lender may have against such Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument or at law or in equity shall not preclude the concurrent or subsequent exercise of any other instrument or remedy at law or in equity and shall not preclude the concurrent or subsequent exercise of any other right or remedy. Further, without limiting the generality of the foregoing, this Guaranty Agreement is given by Guarantors as an additional guaranty to all guaranties heretofore or hereafter executed and delivered to Lender by Guarantors in favor of Lender relating to the indebtedness of Borrower and the other Loan Parties to the Secured Parties, and nothing herein shall be deemed to replace or be in lieu of any other of such previous or subsequent guarantees.
Section 9.08 Costs and Expenses. Guarantors jointly and severally agree to pay to Lender, upon demand, all losses and costs and expenses, including attorneys’ fees, that may be incurred by Lender in attempting to cause the Indebtedness to be satisfied or in attempting to cause satisfaction of Guarantors’ liability under this Guaranty Agreement.
Section 9.09 Exercising Rights, Etc. No notice to or demand upon any Guarantor in any case shall, of itself, entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances. No delay or omission by Lender in exercising any power or right hereunder shall impair such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder.
Section 9.10 Benefit; Binding Effect. This Guaranty Agreement shall inure to the benefit of Lender and each other Secured Party and their respective successors and assigns, and to any interest in any of the Indebtedness. All of the obligations of Guarantors arising hereunder shall be jointly and severally binding on each of the Persons signing this Guaranty Agreement, and their respective successors and assigns (provided, however, that no Guarantor may, without the prior written consent of Lender in each instance, assign or delegate any of its rights, powers, duties or obligations hereunder, and

Exhibit 10.01
any attempted assignment or delegation made without Lender’s prior written consent shall be void ab initio and of no force or effect).
Section 9.11 Multiple Guarantors. It is specifically agreed that Lender may enforce the provisions hereof with respect to one or more Guarantors without seeking to enforce the same as to all or any Guarantors. If one or more additional Guaranty Agreement are executed by one or more additional Guarantor, which guarantee, in whole or in part, any of the Indebtedness, it is specifically agreed that Lender may enforce the provisions of this Guaranty Agreement or of the other Guaranty Agreements with respect to one or more of Guarantors under this Guaranty Agreement or the other Guaranty Agreements without seeking to enforce the provisions of this Guaranty Agreement or the other Guaranty Agreement as to all or any of Guarantors. Each Guarantor hereby waives any requirement of joinder of all or any other Guarantor in any suit or proceeding to enforce the provisions of this Guaranty Agreement or of the other Guaranty Agreements. The liability hereunder of all Guarantors hereunder shall be joint and several.
Section 9.12 Reinstatement. Notwithstanding anything contained in this Agreement or the other Security Instruments, the obligations of each Guarantor under this Article IX shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Indebtedness is rescinded or must be otherwise restored by any holder of any of the Indebtedness, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify each Secured Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Applicable Bankruptcy Law.
Section 9.13 Maximum Liability. Anything in this Guaranty Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable Law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to other Loan Parties or Affiliates of other Loan Parties to the extent that such indebtedness would be discharged in an amount equal to the amount paid or Property conveyed by such Guarantor under the Security Instruments) and after giving effect as assets, subject to Section 9.06, to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Guarantor pursuant to (a) applicable law or (b) any agreement providing for an equitable allocation among such Guarantor and other Loan Parties of obligations arising under the Security Instruments and any Bank Products or Swap Agreements entered into with a Secured Party.
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Ehibit 10.1
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[Signature Page to Loan Agreement – Harte Hanks, Inc.]